As filed with the Securities and Exchange Commission August 3, 2004
                                                   Registration No. 333-________

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        --------------------------------

                                    FORM SB-2

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                        --------------------------------

                             PROUROCARE MEDICAL INC.
                             -----------------------
                 (Name of small business issuer in its charter)


              Nevada                               3841                       20-1212923
      (State or jurisdiction           (Primary Standard Industrial        (I.R.S. Employer
 of incorporation or organization)      Classification Code Number)       Identification No.)


                         One Carlson Parkway, Suite 124
                            Plymouth, Minnesota 55447
                                 (952) 476-9093
              (Address and telephone number of principal executive
                    offices and principal place of business)

Mr. Michael P. Grossman, Chief Executive Officer                          With copies to:
            ProUroCare Medical Inc.                                    William M. Mower, Esq.
         One Carlson Parkway, Suite 124                               Paul D. Chestovich, Esq.
            Plymouth, Minnesota 55447                            Maslon Edelman Borman & Brand, LLP
            Telephone: (952) 476-9093                             90 South 7th Street, Suite 3300
            Facsimile: (952) 476-9340                               Minneapolis, Minnesota 55402
(Name, address and telephone number of agent for service)            Telephone: (612) 672-8200
                                                                       Facsimile: (612) 672-8397


Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement, as shall be determined by the selling stockholders identified herein.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for such offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                              CALCULATION OF REGISTRATION FEE
=========================================== =================== ===================== ==================== ================
                                                                  PROPOSED MAXIMUM
                                                                  PROPOSED PRICE PER   PROPOSED MAXIMUM       AMOUNT OF
          TITLE OF EACH CLASS OF             NUMBER OF SHARES    OFFERING PRICE PER        AGGREGATE        REGISTRATION
       SECURITIES TO BE REGISTERED           TO BE REGISTERED          SHARE            OFFERING PRICE           FEE
------------------------------------------- ------------------- --------------------- -------------------- ----------------
Common stock, par value $.00001 per share       12,346,616           $3.00 (1)          $37,039,848 (1)        $4,693
------------------------------------------- ------------------- --------------------- -------------------- ----------------
Common stock, par value $.00001 per share       1,581,877            $1.69 (2)          $2,673,372 (2)         $329
=========================================== =================== ===================== ==================== ================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(e) of the Securities Act based upon the average of the high and low prices of the registrant's common stock on July 28, 2004.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(g) of the Securities Act based upon the weighted-average price at which warrants to purchase 1,581,877 shares of the registrant's common stock are exercisable.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

         The information in this prospectus is preliminary and not complete and may be changed. Securities included in the registration statement of which this prospectus is a part may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                   SUBJECT TO COMPLETION, DATED AUGUST 3, 2004


                                   PROSPECTUS


                             PROUROCARE MEDICAL INC.


                        13,928,493 shares of common stock


         The selling stockholders identified on pages 28-36 of this prospectus are offering on a resale basis a total of 13,928,493 shares of our common stock, including 1,581,877 shares issuable upon exercise of outstanding warrants. We will not receive any proceeds from the sale of shares sold by the selling stockholders.

         Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "PRRC." On July 30, 2004, the last sales price for our common stock as reported on the OTC Bulletin Board was $3.25.

                        ________________________________

         The securities offered by this prospectus involve a high degree of risk. For more information, see "Risk Factors" beginning on page 4.

                        ________________________________

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                The date of this prospectus is ____________, 2004

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.............................................................1

RISK FACTORS...................................................................4

NOTE REGARDING FORWARD-LOOKING STATEMENTS......................................8

MANAGEMENT'S PLAN OF OPERATION.................................................9

DESCRIPTION OF BUSINESS.......................................................11

MANAGEMENT....................................................................18

EXECUTIVE COMPENSATION........................................................21

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................23

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................24

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS......................26

USE OF PROCEEDS...............................................................28

SELLING STOCKHOLDERS..........................................................28

PLAN OF DISTRIBUTION..........................................................35

DESCRIPTION OF CAPITAL STOCK..................................................38

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
  SECURITIES ACT LIABILITIES..................................................38

WHERE YOU CAN FIND MORE INFORMATION...........................................38

VALIDITY OF COMMON STOCK......................................................39

EXPERTS.......................................................................39

CHANGES IN CERTIFYING ACCOUNTANT..............................................39

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS...................................F-1



         This prospectus is not an offer or solicitation in respect to these securities in any jurisdiction in which such offer or solicitation would be unlawful. This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (the "SEC"). The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about our company and the securities offered under this prospectus. That registration statement can be read at the SEC's website or offices indicated under the section of this prospectus entitled "Where You Can Find More Information." We have not authorized anyone else to provide you with different information or additional information. You should not assume that the information in this prospectus, or any supplement or amendment to this prospectus, is accurate at any date other than the date indicated on the cover page of such documents.

                               PROSPECTUS SUMMARY


         This summary highlights certain information found in greater detail elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. We urge you to read this entire prospectus carefully, including the risks of investing in our common stock discussed under "Risk Factors" and the financial statements and other information that is incorporated by reference into this prospectus, before making an investment decision. In addition, this prospectus summarizes other documents which we urge you to read. All references in this prospectus to "ProUroCare," "we," "us," "our" or "our company" refer to ProUroCare Medical Inc. and our consolidated subsidiaries. References to "ProUroCare Inc." or "PUC" refer to ProUroCare Inc., our wholly owned subsidiary.


OUR COMPANY

         The Company (formerly known as Global Internet Communications, Inc.) was formed on February 26, 2003 as a Nevada corporation. Pursuant to an Agreement and Plan of Merger and Reorganization dated as of April 5, 2004 (the "Merger Agreement"), by and among the Company, GIC Acquisition Corp., a Minnesota corporation and wholly owned subsidiary of the Company ("Acquisition Co."), and ProUroCare Inc., a privately held Minnesota corporation ("PUC"), Acquisition Co. merged with and into PUC, with PUC remaining as the surviving company and a wholly owned operating subsidiary of the Company (such transaction is hereinafter referred to as the "Merger"). The Merger was effective as of April 5, 2004, when articles of merger were filed with the Minnesota Secretary of State. The Company entered into the Merger to acquire the business of PUC.

         Effective upon the Merger, the legal existence of Acquisition Co. ceased, and all 3,501,001 shares of common stock of PUC that were outstanding immediately prior to the Merger and held by PUC shareholders were cancelled, with one share of PUC common stock issued to the Company. Simultaneously, the former shareholders of PUC common stock received an aggregate of 9,603,003 shares of common stock of the Company, representing approximately 82.1% of the Company's common stock outstanding immediately after the Merger. As a result of the Merger, PUC is now a wholly owned operating subsidiary of the Company, and PUC's business is the Company's sole business enterprise. On April 26, 2004, the Company changed its name to ProUroCare Medical Inc., pursuant to a short-form merger with a wholly owned subsidiary formed for the sole purpose of effecting the name change, as allowed under Nevada corporate law. On May 5, 2004 the Company's trading symbol on the Over-The-Counter Bulletin Board changed to "PRRC."

         We are engaged in the business of developing and marketing innovative products for the detection and treatment of male urologic prostate disease. PUC was initially founded as a Minnesota corporation by shareholders of Clinical
Network Inc. ("Clinical Network") in August 1999. Clinical Network was originally established in 1990 for the purpose of pursuing treatments for stress urinary incontinence in women. In July 2001, Clinical Network began collaborating with CS Medical Technologies, L.L.C. ("CS Medical"), a developer of microwave treatment technology for prostate and cardiology treatments, for the development of products for the male urology market. At that time, PUC acquired certain assets from Clinical Network and CS Medical and licensed the rights associated with minimally invasive microwave therapy developed to treat prostate disease. In January 2002, PUC purchased certain assets from Profile L.L.C. ("Profile") and obtained a license from Profile providing for worldwide exclusive rights to its prostate imaging system and related patented technology. Prior to the Profile transaction, PUC obtained an exclusive worldwide license relating to an imaging system developed by Rensselaer Polytechnic Institute ("RPI") allowing the user to monitor microwave therapy changes to tissue in real time. PUC has continued to pursue the development of the technologies licensed from Clinical Network, CS Medical, Profile and RPI, and has internally developed technology for which a patent application has been filed.

         Our executive offices are located at One Carlson Parkway, Suite 124, Plymouth, Minnesota 55447 and our telephone number is (952) 476-9093. Our Internet site is www.prourocare.com.


Risk Factors

         An investment in shares of our common stock involves a high degree of risk. For a discussion of some of the risks you should consider before purchasing shares of our common stock, you are urged to carefully review and consider the section entitled "Risk Factors" beginning on page 4 of this prospectus.


THE OFFERING

   Common stock offered (1) ...............................    13,928,493 shares

   Common stock outstanding before the offering (2) .......    13,803,616 shares

   Common stock outstanding after the offering (3) ........    15,525,493 shares

   Common stock OTCBB trading symbol ......................    PRRC


----------------

(1) Includes: (a) 12,346,616 shares of our outstanding common stock, of which 2,205,000 shares were issued in connection with a private placement, as more fully discussed below, 9,603,003 shares were issued in connection with the Merger, as more fully discussed below, and 38,613 shares were issued in satisfaction of Company liabilities; and (b) 1,581,877 shares of our common stock issuable upon exercise of outstanding warrants.

(2) Based on the number of shares outstanding as of July 30, 2004, but not including 1,285,000 shares of common stock issuable upon exercise of outstanding options to purchase our common stock or the shares issuable upon exercise of outstanding warrants to purchase our common stock (as disclosed under clause (b) of footnote (1) above).

(3) Assumes the issuance of all shares of common stock offered hereby that are issuable upon exercise of warrants.

         Private Placement. In connection with and as a condition to the closing of the Merger, the Company engaged in a private-placement offering of common stock pursuant to an exemption from the registration requirements of the Securities Act (the "Private Placement"). In the Private Placement, the Company offered a minimum of 1,500,000 and a maximum of 3,000,000 shares (including an available overallotment) of common stock pursuant to Section 4(2) and Rule 506 promulgated under the Securities Act. Shares of common stock issued and issuable in the Private Placement were not registered under the Securities Act, and may not be offered or sold in the United States absent registration or the availability of an applicable exemption therefrom. The initial closing of the Private Placement occurred on April 5, 2004 (the same day as the closing of the Merger), at which time the Company had received and accepted subscriptions for 1,980,000 shares at $2.00 per share, aggregating to gross proceeds of $3.96 million. Since the date of the initial closing, the Company has received and accepted subscriptions for an additional 220,000 shares of common stock at $2.00 per share. As of the date of the filing of the registration statement of which this prospectus is a part, the Private Placement has ended. In total, the Company has issued and sold 2,205,000 shares of common stock, raising an aggregate of $4.41 million in gross proceeds.

         As part of the Private Placement, the Company agreed to prepare and file a registration statement covering the resale of all of the shares of common stock purchased and sold in the Private Placement with the United States Securities and Exchange Commission (the "SEC") within 120 days of the initial closing of the Private Placement and the closing of the Merger. The Company further agreed to use its commercially reasonable efforts to cause the registration statement to be declared effective after its filing. This prospectus is a part of the registration statement which the Company was obligated, under the terms of the Private Placement, to prepare and file with the SEC.

         Merger. Upon the Merger, all 3,501,001 shares of PUC common stock that were outstanding immediately prior to the Merger and held by PUC shareholders were cancelled, with one share of PUC common stock issued to the Company. This cancellation and issuance caused PUC to become a wholly owned subsidiary of the Company. In exchange for the cancellation of their PUC common shares, the former PUC shareholders received an aggregate of 9,603,003 shares of common stock of the Company, representing approximately 82.1% of the Company's common stock outstanding immediately after the Merger, in a private placement pursuant to
Section 4(2) of the Securities Act. Simultaneously, the legal existence of Acquisition Co. ceased.

         As part of the Merger Agreement, the Company agreed to prepare and file a registration statement covering the resale of all of the shares of Company common stock issued in the Merger with the SEC within 120 days of the closing of the Merger. This prospectus is a part of the registration statement which the Company was obligated to prepare and file with the SEC under the terms of the Merger Agreement.

                                  RISK FACTORS

         The purchase of shares of the Company's common stock is very speculative and involves a very high degree of risk. An investment in the Company is suitable only for the persons who can afford the loss of their entire investment. Accordingly, investors should carefully consider the following risk factors, as well as other information set forth herein, in making an investment decision with respect to securities of the Company.


AS A  DEVELOPMENT-STAGE  COMPANY,  WE HAVE HAD NO SALES  AND  ANTICIPATE  FUTURE
LOSSES.

         The Company, conducting business through ProUroCare Inc. (sometimes referred to hereinafter as "we"), is a development-stage company. We have yet to commence active operations or manufacture or sell any products associated with the proprietary urology-based imaging and therapeutic technologies that we intend to market. We have no prior operating history from which to evaluate our success, or our likelihood of success in operating our business, generating any revenues or achieving profitability. To date, we have generated no revenue and are proposing to enter the highly competitive urology-imaging and therapeutic industries. There can be no assurance that our plans for developing and marketing our urology-based products will be successful, or that we will ever attain significant sales or profitability. We anticipate that we will incur losses in the near future.


THERE IS UNCERTAINTY REGARDING NEW PRODUCT DEVELOPMENT, AND ADDITIONAL EFFORTS WILL BE NECESSARY TO MANUFACTURE PRODUCTS ON A COMMERCIAL SCALE.

         We have developed and manufactured approximately three working prototypes of the Sensor Guided DRE(TM) for testing and demonstration purposes. Nevertheless, we have not generated any revenues from the sale of the Sensor Guided DRE(TM) nor have we manufactured any Sensor Guided DRE(TM) in commercial quantities. No assurance can be given that the prototypes will satisfy our performance objectives or FDA requirements or that additional Sensor Guided DRE(TM) may be manufactured in commercial quantities at prices that will be commercially viable. The completion of the development of proposed products remains subject to all the risks associated with the development and manufacture of new products based on innovative technologies, including unanticipated technical or other problems and the possible insufficiency of the funds allocated for the completion of such development, which could result in a change in the design, delay in the development, or abandonment of such applications and products. Consequently, there can be no assurance that our products will be successfully developed or manufactured or that, even if developed and manufactured, they will meet current price or performance objectives, be developed on a timely basis, or prove to be as effective as products based on current and future technology. The inability to successfully complete development of a product or application or a determination by us, for financial, technical or other reasons not to complete development of any product or application, particularly in instances in which we have made sufficient capital expenditures could have a material adverse affect on our business.


EVEN IF SUCCESSFULLY DEVELOPED, OUR PRODUCTS MAY NOT BE ACCEPTED BY THE MARKETPLACE.

         Our products, even if successfully developed, will be competing against existing treatments and competing products in the healthcare marketplace. There can be no assurance that the market will accept these products.


WE WILL NEED TO DEPEND UPON OTHERS FOR THE MANUFACTURING AND TESTING OF OUR PRODUCTS.

         We do not intend to manufacture any of our proposed products. Our ability to develop, manufacture, commercialize and obtain regulatory approval of our proposed products and any future product candidates depends upon our ability to enter into and maintain contractual and collaborative arrangements with others. In this regard, we intend to retain contract manufacturers and clinical-trial investigators. In addition, the identification of new product candidates for development may require us to enter into licensing or other collaborative agreements with others, including medical-device and pharmaceutical companies, and research institutions. We currently intend to market and commercialize products manufactured by others, and we may be required to enter into sales, marketing, licensing and distribution arrangements with third parties. These arrangements will likely reduce our product revenues.

         Because our proposed products will be manufactured by outside manufacturers, there can be no assurance that third parties will be able to supply our products in the required quantities, at appropriate quality levels or at acceptable costs. We may be adversely affected by any difficulties encountered by third-party manufacturers that result in product defects, production delays or the inability to fulfill orders on a timely basis. In the event that a manufacturer cannot meet our quality standards and delivery requirements in a cost-efficient manner, we would likely suffer interruptions of delivery while we arrange for alternative manufacturing sources. Any extended disruption in the delivery of products could result in our inability to satisfy customer demand for our products. Consequently, our inability to obtain alternative sources on a timely basis may have a material adverse effect on our business and results of operations.

         Our third-party contractual or collaborative arrangements may require us to grant rights, including marketing rights, to one or more parties. These arrangements may also contain covenants restricting our product development or business efforts in the future, or other terms which are burdensome to us, and may involve the issuance of our equity securities. Collaborative agreements for the acquisition of new product candidates may require us to pay license fees, make milestone payments and/or pay royalties. Any such required fees, payments or royalties will reduce our net revenues.

         Finally, we cannot be sure that we will be able to enter into arrangements with third parties on terms acceptable to us, if at all. If we fail to establish new arrangements when and as necessary, we could be required to undertake these activities at our own expense, which would significantly increase our capital requirements and may delay the development, manufacture and commercialization of our products.


WE WILL NEED MORE FINANCING IN THE FUTURE.

         We will likely require additional sources of financing before we can generate revenues needed to sustain operations. Unless significant additional funds are obtained, our development, testing and marketing efforts will be hindered and our development and introduction of our proposed products will be delayed. Such additional financing could be sought from a number of sources, including further sales of equity or debt securities or loans from banks or other financial institutions. No assurance can be given that we will be able to sell any such securities, or obtain additional financing, on terms and conditions acceptable or favorable to us, or at all, when needed. Any additional equity or equity-linked financing would likely be dilutive to shareholders, and additional debt financing, if available, may involve restrictive covenants.


OUR PRODUCTS ARE SUBJECT TO FDA REGULATION AND REGULATION BY OTHER GOVERNMENTAL BODIES.

         The proposed products we intend to develop, assemble and market are subject to regulations by the United States Food and Drug Association (the "FDA"), and by comparable agencies in certain states and various foreign countries. The process of complying with the requirements of the FDA, related agencies, and other state and foreign agencies can be costly and time consuming. Although we have secured the assistance of regulatory consultants to help direct our regulatory compliance and filings, no assurances can be given that such filings will be acceptable to the FDA or other regulatory bodies.

Further, even if acceptable, we may encounter significant delays which will materially and adversely affect our business plan.


WE ARE HIGHLY DEPENDENT ON THE SERVICES PROVIDED BY CERTAIN KEY PERSONNEL.

         We are highly and materially dependent upon the services of our executive officers and other key personnel, including Maurice R. Taylor II, Michael P. Grossman, and Richard Thon. We have not obtained "key-man" life insurance insuring the lives of any of these persons. If the services of any of these persons become unavailable to us, for any reason, our business could be adversely affected.


WE LICENSE VALUABLE INTELLECTUAL PROPERTY FROM THIRD PARTIES.

         We have exclusively licensed from third parties both patents and patent applications from other sources. Although we have been advised by patent counsel that such licensed technology has received proprietary protection in proposed major market areas, no assurance can be given that such claims will not be successfully challenged by others or that they will be properly maintained. With respect to patent applications, no assurance can be given that final patents will ever be issued. Further, there can be no assurance that our proposed products and methods do not infringe upon the legal rights of others. In the event that the licensors of the intellectual properties underlying our proposed products are unable to maintain or secure patent protection for their technology, we will be vulnerable to competitors who might attempt to copy our products. We could be materially and adversely affected by either of such actions, including costly litigation necessary to defend our intellectual-property rights.


WE EXPECT TO FACE SIGNIFICANT COMPETITION.

         The urology-imaging and therapeutic businesses and the healthcare business in general, are extremely competitive. The urology-products markets are subject to rapid technological advances and the continuing introduction of new products that could render our proposed products obsolete or non-competitive. Therefore, we have experienced, and will continue to experience, significant competition in the marketplace. In addition, some of this competition is from companies with significantly greater resources than we have. In particular, several large companies will compete with us in the prostate-imaging and prostate-therapeutic business. Although we believe we may have a proprietary niche in the prostate-imaging and prostate-therapeutic marketplaces, many factors, including existing and proposed government regulation, will likely encourage new competitors. We expect future competition to come from large medical-product and medical-device companies, pharmaceutical companies and others. Many of the companies that will be in direct competition with us have significantly greater resources, more personnel and longer operating histories than we do. Therefore, no assurance can be given that we will be able to successfully compete with these, or any other companies in the marketplace, if at all.


WE MAY NOT RECEIVE ADDITIONAL THIRD-PARTY REIMBURSEMENT.

         ProUroCare currently can utilize existing CPT codes and obtain reimbursement for the Procuro(R) therapeutic procedure and limited reimbursement for the use of the Sensor Guided DRE(TM) system. We intend to apply for more extensive reimbursement for the Sensor Guided DRE(TM) system. The success of our future medical-device products will materially depend on our ability to obtain third-party reimbursement from private insurance sources, Medicaid, Medicare and various foreign governments. It may be difficult to predict the timing and outcome of reimbursement decisions. Importantly, there are no assurances that such additional reimbursement will ever be obtained.

OUR COMMON STOCK IS ILLIQUID AND MAY BE DIFFICULT TO SELL.

         Trading of our common stock is conducted on the Over-the-Counter Bulletin Board, or "OTC Bulletin Board." This has an adverse effect on the liquidity of our common stock, not only in terms of the number of securities that can be bought and sold at a given price, but also through delays in the timing of transactions and reduction in analyst and the media coverage of our Company. This may result in lower prices for our common stock than might otherwise be obtained, and could also result in a larger spread between the bid and asked prices for our common stock.

         In addition, our common stock is a "penny stock." Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the SEC. This document provides information about penny stocks and the nature and level of risks involved in investing in the penny-stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser, and obtain the purchaser's written agreement to the purchase. The penny-stock rules may make it difficult for you to sell your shares of our stock. Because of the rules, there is generally less trading in penny stocks. Also, many brokers choose not to participate in penny-stock transactions. Accordingly, if you become a holder of our common stock, you may not always be able to resell shares of our common stock publicly at times and prices that you feel are fair or appropriate.


OUR BUSINESS AND PRODUCTS SUBJECT US TO THE RISK OF PRODUCT-LIABILITY CLAIMS.

         The manufacture and sale of medical products and the conduct of clinical trials using new technology involve the risk of product-liability claims. There can be no assurance that our insurance coverage limits will be adequate to protect us from any liabilities which we might incur in connection with the clinical trials or the commercialization of any of our products. Product-liability insurance is expensive and in the future may not be available on acceptable terms, if at all. A successful product-liability claim or series of claims brought against us in excess of our insurance coverage would have a materially adverse effect on our business, financial condition and results of operations. In addition, any claims, even if not ultimately successful, could adversely affect the marketplace's acceptance of our products.


WE HAVE NEVER PAID DIVIDENDS, AND DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

         We have never paid dividends on our capital stock and do not anticipate paying any dividends for the foreseeable future.

                    NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Certain statements contained in this prospectus that are forward-looking in nature are based on the current beliefs of our management as well as assumptions made by and information currently available to management, including statements related to the markets for our products, general trends in our operations or financial results, plans, expectations, estimates and beliefs. In addition, when used in this prospectus, the words "may," "could," "should," "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict" and similar expressions and their variants, as they relate to us or our management, may identify forward-looking statements. These statements reflect our judgment as of the date of this prospectus with respect to future events, the outcome of which is subject to risks, which may have a significant impact on our business, operating results or financial condition. You are cautioned that these forward-looking statements are inherently uncertain. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein. We undertake no obligation to update forward-looking statements. The risks identified in the "Risk Factors" section of this prospectus, among others, may impact forward-looking statements contained in this prospectus.

                         MANAGEMENT'S PLAN OF OPERATION

         The  accompanying  Plan of Operation should be read in conjunction with
the  audited  financial  statements,   and  notes  thereto,   included  in  this
prospectus.


PLAN OF OPERATION

         Assets; Property Acquisitions and Dispositions. ProUroCare's primary assets are cash and intellectual-property rights, which are the foundation for the Company's proposed product offerings. At this time, the Company does not anticipate purchasing or selling any significant equipment or other assets in the near term. Neither does the Company anticipate any significant changes in its number of employees.

         Initial Product Offerings. ProUroCare's first product will be the Sensor Guided DRE(TM), which is designed as a unique diagnostic-imaging system that will allow a physician to accurately display and chart a digital rectal examination for disease screening, diagnosis and nodule detection. ProUroCare currently intends that its second proposed product, the Procuro(R) system, will be a prostate-therapy system designed to treat benign prostate hyperplasia ("BPH"). The Procuro(R) system will be a non-surgical, catheter-based therapy using a proprietary microwave technology to precisely and preferentially heat diseased areas of the prostate to a temperature sufficient to cause cell death. It is anticipated that clinical level systems will be available for clinical trials in eight months, with FDA approval to follow in six months. Market introduction is planned 60 days subsequent to FDA approval. A more complete discussion of the Company's initial product offerings can be found under the caption "Initial Product Offerings" in the "Description of Business" section of this prospectus.

         Research and Development. The Company anticipates that it will spend between $1.2 and $1.8 million on research and product development over the next 12 months. The Company's efforts in this regard will primarily be focused on bringing to market the Company's first two product offerings, the Sensor Guided DRE(TM) and the Procuro(R). A more complete discussion of the Company's research and development efforts can be found under the caption "Research and Development" in the "Description of Business" section of this prospectus.


         Liquidity and Capital Resources. The Company had working capital (deficit) of $724,630 and $(2,070,022) at June 30, 2004 and December 31, 2003,
respectively. Cash used in operations was $867,187 and $439,966 for the six months ended June 30, 2004 and 2003, respectively, and $2,630,939 for the period from August 17, 1999 (date of inception) to June 30, 2004. The primary use of cash in each period was to fund the Company's net loss. Common stock was issued to pay for approximately $77,000 and $193,000 of consulting services for the six months ended June 30, 2004 and the period from August 17, 1999 (date of inception) to June 30, 2004, respectively, which also funded a portion of the Company's operating loss in those periods.

         Pursuant to the terms of PUC's settlement with Profile, the Company is committed to (i) spend $1.2 million on the development of its products, and (ii) pay a total of $750,000 to acquire shares of common stock pursuant to the exercise of dissenter's rights under Minnesota corporate law, of which $100,000 was paid on April 5, 2004. A second payment of $325,000 was made on July 6, 2004, plus interest of $10,649, under terms of the settlement. A final $325,000 payment, plus interest, is scheduled for October, 2004.

      Pursuant to terms of the Research and Development Agreement among Artann Laboratories, Inc., Armen Sarvazyan and the Company executed in July 2004, the Company is required to pay $250,000 for development services related to technologies and products for the urology market to be rendered over the next three years, based on achievement of certain performance milestones including services related to the development of the Sensor Guided DRE. In addition, the Company is obligated to pay a 10% bonus if certain technology is completed ahead of pre-established milestone dates.

      Pursuant to terms of a separate Development Agreement for the Sensor Guided DRE(TM) among Artann Laboratories, Inc., Armen Sarvazyan and the Company executed in July 2004 and contemplated by the above described Research and Development Agreement, the Company is required to pay $180,000 for development services performed over the five-month term of the agreement.

         Our management believes that we will require additional capital to continue operations. We will maintain limited operations until we receive additional capital. We cannot be certain that any required additional financing will be available on terms favorable to us. If additional funds are raised by the issuance of our equity securities, such as through the issuance and exercise of warrants, then existing stockholders will experience dilution of their ownership interest. If additional funds are raised by the issuance of debt or other equity instruments, we may be subject to certain limitations in our operations, and issuance of such securities may have rights senior to those of the then existing holders of common stock. If adequate funds are not available or not available on acceptable terms, we may be unable to fund expansion, develop or enhance products or respond to competitive pressures. The Company believes that its current cash will be sufficient to finance operations through December 2004.


CRITICAL ACCOUNTING POLICIES

         The Company's critical accounting policies are those (i) having the most impact on the reporting of its financial condition and results, and (ii) requiring significant judgments and estimates. Due to the development-stage nature of the Company's current operations, the Company does not believe it has any critical policies or procedures.

                             DESCRIPTION OF BUSINESS

         The Company's acquisition of ProUroCare Inc., as described below, has resulted in the Company changing its primary business. The new business of the Company, which is the business of the Company's wholly owned subsidiary ProUroCare Inc., is summarized below.


HISTORY

         The Company (formerly known as Global Internet Communications, Inc.) was formed on February 26, 2003 as a Nevada corporation. Pursuant to an Agreement and Plan of Merger and Reorganization dated as of April 5, 2004 (the "Merger Agreement"), by and among the Company, GIC Acquisition Corp., a Minnesota corporation and wholly owned subsidiary of the Company ("Acquisition Co."), and ProUroCare Inc., a privately held Minnesota corporation ("PUC"), Acquisition Co. merged with and into PUC, with PUC remaining as the surviving company and a wholly owned operating subsidiary of the Company (such transaction is hereinafter referred to as the "Merger"). The Merger was effective as of April 5, 2004, when articles of merger were filed with the Minnesota Secretary of State. The Company entered into the Merger to acquire the business of PUC.

         Effective upon the Merger, the legal existence of Acquisition Co. ceased, and all 3,501,001 shares of common stock of PUC that were outstanding immediately prior to the Merger and held by PUC shareholders were cancelled, with one share of PUC common stock issued to the Company. Simultaneously, the former shareholders of PUC common stock received an aggregate of 9,603,003 shares of common stock of the Company, representing approximately 82.1% of the Company's common stock outstanding immediately after the Merger. As a result of the Merger, PUC is now a wholly owned operating subsidiary of the Company, and PUC's business is the Company's sole business enterprise. On April 26, 2004, the Company changed its name to ProUroCare Medical Inc., pursuant to a short-form merger with a wholly owned subsidiary formed for the sole purpose of effecting the name change, as allowed under Nevada corporate law. On May 5, 2004 the Company's trading symbol on the Over-The-Counter Bulletin Board changed to "PRRC."

         We are engaged in the business of developing and marketing innovative products for the detection and treatment of male urologic prostate disease. PUC was initially founded as a Minnesota corporation by shareholders of Clinical
Network Inc. ("Clinical Network") in August 1999. Clinical Network was originally established in 1990 for the purpose of pursuing treatments for stress urinary incontinence in women. In July 2001, Clinical Network began collaborating with CS Medical Technologies, L.L.C. ("CS Medical"), a developer of microwave treatment technology for prostate and cardiology treatments, for the development of products for the male urology market. At that time, PUC acquired certain assets from Clinical Network and CS Medical and licensed the rights associated with minimally invasive microwave therapy developed to treat prostate disease. In January 2002, PUC purchased certain assets from Profile L.L.C. ("Profile") and obtained a license from Profile providing for worldwide exclusive rights to its prostate imaging system and related patented technology. Prior to purchasing the Profile assets, PUC obtained an exclusive worldwide license relating to an imaging system developed by Rensselaer Polytechnic Institute ("RPI") allowing one to monitor microwave therapy changes to tissue in real time. PUC has continued to pursue the development of the technologies licensed from Clinical Network, CS Medical, Profile and RPI, and has internally developed technology for which a patent application has been filed.


THE DISEASE

         Prostate disease is a persistent disease with a dramatically increasing prevalence. It is currently estimated that over 100 million digital rectal examinations are given each year to monitor prostate disease and that over 23 million men in the United States, Europe and Japan suffer from moderate to severe symptoms of prostate disease. Benign prostatic hyperplasia ("BPH"), commonly known as "enlarged prostate," is the most common male urological disease. BPH dramatically affects the quality of life of millions of men by causing adverse changes in urinary voiding patterns.


INITIAL PRODUCT OFFERINGS

         ProUroCare's first product will be the Sensor Guided DRE(TM), which is designed as a unique diagnostic-imaging system that will allow a physician to accurately display and chart a digital rectal examination (or "DRE") for disease screening, diagnosis and cancer detection. A DRE is a qualitative and subjective test in which physicians must rely on their experience and the sensitivity of their finger to determine prostate size and recognize the presence of hardness within the prostate that might indicate the presence of potentially life-threatening disease. ProUroCare believes the Sensor Guided DRE(TM)'s proprietary imaging system will produce a digital image of the prostate showing not only the size of the prostate, but also the location and hardness of soft-tissue nodules within the prostate. The Sensor Guided DRE(TM) is designed to allow a physician to detect hardness in the prostate more accurately than with their finger, assess areas of the prostate that cannot be reached with their finger, and produce quantifiable and chartable results. ProUroCare intends to position this product as an improvement over the current non-specific diagnostic DRE, and a complement to a Prostate Specific Antigen (PSA) enzymatic test.

         ProUroCare currently intends that its second proposed product, the Procuro(R) system, will be a prostate-therapy system designed to treat BPH. The Procuro(R) system will be a non-surgical, catheter-based therapy using a proprietary microwave technology to precisely and preferentially heat diseased areas of the prostate to a temperature sufficient to cause cell death.
ProUroCare believes that the Procuro's(R) unique and proprietary Electrical Impedance Tomography - E.I.T. Vision System - will allow a urologist to observe the migration of heat through the prostate during treatment and to protect the urethral tissue and adjacent organs. For this purpose, Procuro(R) will also use a focused-beam microwave array to direct treatment where it is needed while avoiding healthy tissue. Real-time visioning of the prostate and the ability to direct treatment will allow a physician to treat specific areas of the prostate that may have localized cancer or BPH, without damaging healthy prostate tissue or medial nerves, thus avoiding potential impotence and erectile-dysfunction complications. ProUroCare believes that a Procuro(R) procedure will be able to be performed without general or regional anesthesia or intravenous sedation, in a low-cost setting such as a physician's office or an outpatient clinic. As a result, ProUroCare believes that the Procuro(R) system will be positioned as an efficacious, safe and cost-effective procedure for the treatment of BPH, minimizing the types of complications and side effects inherent in most current treatments and, as such, will be well positioned to address the needs of physicians, patients and payors. ProUroCare intends to partner with a major thermotherapy system company to complete development of the Procuro(R) system.

         Feasibility of Sensor Guided DRE(TM) - Preliminary Lab Studies. Initial lab studies with Sensor Guided DRE(TM) prototypes have demonstrated quantifiable positive results. During the testing, a number of researchers and doctors were asked to palpate different prostate models through an intermediate layer of soft silicone and record their observations. Specific parameters including width and length of the model, presence and location of nodules, depth of median groove, and asymmetry of the model were noted. The Sensor Guided DRE(TM) was then used to examine the models, and was found to evaluate all geometrical parameters more accurately than the human finger, suggesting the opportunity for earlier detection of prostate disease and improved therapy outcomes.

         Clinical Trial Results. Initial human clinical testing of Sensor Guided DRE(TM) demonstrated a direct comparison to Transrectal Ultrasound (TRUS) results. During February 2000, the device was put through a series of alpha-clinical trials. Results of the trials compared Sensor Guided DRE(TM) to traditional DRE and to TRUS. The tests were conducted at the Veterans Administration Medical Center in Minneapolis, Minnesota, and the Grand Strand Urology Clinic in Myrtle Beach, South Carolina. The initial DRE results indicated that the Sensor Guided DRE(TM) directly correlated to the physician-
conducted DRE results and also demonstrated a significant correlation to each patient's historical and current status of prostate disease. ProUroCare anticipates that additional comprehensive clinical trials for prostate-imaging applications will be initiated within the next several months.

         The analysis of the results of the initial clinical trials demonstrated that the Sensor Guided DRE(TM) was fully functional, exhibiting no hardware malfunctioning during the model and patient examinations. The Sensor Guided DRE(TM) was able to detect and process patient data from locations within the prostate not detected during a normal DRE examination. The accuracy of such findings was determined during follow-up examinations. The physicians conducting the trial using the Sensor Guided DRE(TM) determined the system to be both accurate and useful in detecting potential prostate disease based upon the size of the prostate and presence of nodules in areas of the prostate that were missed or not available to a physician during a normal DRE examination.

         Whereas other imaging technologies such as X-ray and ultrasound exhibit difficulties in identifying soft-tissue hardness (nodules), the Company believes the Sensor Guided DRE(TM) imaging system detects certain abnormalities that are missed by other diagnostic techniques at a far lower cost. ProUroCare expects that the Sensor Guided DRE(TM) will also be a safer diagnostic test when compared to other methods using radiation or other high-energy diagnostic tools. This is expected to lead to better healthcare for those applications where palpation of the prostate is indicated. Furthermore, the Sensor Guided DRE(TM) offers the advantage of being able to create an electronic record that can be stored and compared with new images created at a later date, which is not possible with finger exams.


RESEARCH AND DEVELOPMENT

         The Company anticipates that it will spend between $1.2 and $1.8 million on research and product development over the next 12 months. The Company's efforts in this regard will primarily be focused on bringing to market the Company's first two product offerings, the Sensor Guided DRE(TM) and the Procuro(R). Over the past two years, the Company estimates that it and PUC have spent approximately $1.4 million on research and development activities.

         Regulatory and Clinical Status - Sensor Guided DRE(TM). The regulatory strategy for the Sensor-Guided DRE(TM) has been developed in consultations with various outside consulting groups specializing in working with the FDA, including William Jackson and Associates of St. Paul, Minnesota. Mr. Jackson has successfully filed over 200 510(k)s with the FDA, including many urology-based filings. In addition, ProUroCare is currently working with Alquest, Inc., a consulting firm specializing in both United States and European regulatory filings. ProUroCare expects to receive CE clearance in Europe within the first six months of Sensor Guided DRE(TM) sales in the United States. European CE will occur through the interaction with a TUV-notified body.

         PUC met with the FDA on October 4, 2002. From that meeting a clinical protocol was discussed that would allow ProUroCare to file a 510(k) application with the FDA. ProUroCare will conduct a small clinical study using prostate biopsies and excised prostates as an endpoint prior to filing the 510(k). In addition a more extensive statistical box study will be conducted which correlates the findings of using a regular DRE with the Sensor Guided DRE(TM) on various phantom prostates. ProUroCare expects that the study will take approximately eight weeks to conduct and IRB (independent review board) approval has already been granted for the study.


COMPETITION

         Prostate Imaging. The Company is not aware of any competitive product currently being sold based on the same technological features as the Sensor Guided DRE(TM). Nonetheless, we expect competition to intensify in the market for prostate diagnosis and screening. Currently available diagnostic methods that are expected to compete with the Sensor Guided DRE(TM) include PSA exams, ultrasound, magnetic resonance imaging (MRI), computed tomography (CT) and nuclear medicine (NM). The Company believes that it can be competitive in the prostate-imaging market due to its strong patent position and anticipated ability to deliver a cost-effective and high-quality imaging/screening device and results.

         o PSA Tests: The Company believes pharmaceutical companies are working to develop PSA tests with improved efficacy, specificity and cost-effectiveness.

         o Ultrasound: The Company believes that, compared to the Sensor Guided DRE(TM), standard ultrasound cannot easily determine specific hardness in the prostate nor prostate size, and thus lacks specific ability to detect certain prostate disease that the Sensor Guided DRE(TM) can detect based on the tissue density of prostate disease. Recently developed smaller ultrasound systems with more competitive price points have been introduced into the marketplace, but their marketing is focused primarily on medical specialists other than urologists.

         o Magnetic Resonance Imaging (MRI): MRI is effective in providing high contrast, high-resolution images of anatomy deep inside the human body. Nevertheless, full-sized, high-field strength MRI systems may cost $1 million to $1.5 million, with smaller, lower-field strength magnets ranging from $700,000 to $1 million. Dedicated limited-purpose units for such applications as orthopedics or breast imaging have been developed but have not yet been shown to be commercially viable. Thus, MRI is currently too expensive to use for prostate-disease screening.

         o Computed Tomography (CT): CT involves placing the patient inside of a rotating array of X-ray detectors subjected to multiple X-rays, which are analyzed and processed into a series of cross-sectional images of the body and then reconstructed to form a computerized three-dimensional image (like loaf of bread comprised of multiple "slices"). CT can be effective in prostate imaging, but other options are generally preferable in terms of absolute image quality and cost-effectiveness.

         o Nuclear Medicine (NM): NM involves the injection into the body of radio labeled isotopes which emit radiation that is detected and analyzed by a dedicated computer. NM is highly effective in staging of soft-tissue tumors. NM is not suited as a mass-screening device, although NM can be used for later-stage prostate cancer staging.

         BPH Treatment. Competition in the market for Procuro(R) BPH treatments is intense and expected to increase. ProUroCare believes that its principal competition will come from both surgical and non-surgical therapies. Surgical therapies include transurethral resection of the prostate ("TURP"), transurethral incision of the prostate ("TUIP") or alternative surgical procedures for vaporizing prostate tissue using laser or RF energy. Non-surgical alternatives include drug therapy and emerging less invasive and more specific technologies. Drug therapy and non-invasive alternatives for treatment of prostate disease have only been minimally effective in treating prostate disease.

         o Drug Therapy: Drug therapy for BPH has been available in the United States since the FDA approved the marketing of four orally administered pharmaceutical products, beginning in 1992. Drug therapy was used by approximately 1.5 million men in the United States in 1996 for the treatment of BPH symptoms. We believe the dramatic acceptance of drug therapy in the short period since FDA approval is due to extensive drug company marketing, resulting in increased patient awareness, and the desire of these patients for effective treatments which have less severe complications and side effects than currently available surgical procedures. The annual cost of drug therapy is approximately $1,300 to $1,400 in the first year, and the typical total cost ranges from $12,000 to $17,000, depending on the age of the patient when drug therapy is initiated. An estimated 30% to 40% of those patients who initially pursue drug therapy discontinue treatment within 12 months due to various reasons, including ineffectiveness, side effects, inconvenience and cost. As such, the Company believes Procuro(R)`s same-day therapy, with its anticipated greater effectiveness and less inconvenience, will prove to be a superior alternative.

         o     Surgical   Treatments  for  BPH:  Surgical   treatments  for  BPH
               typically use various means to completely remove the prostatic urethra along with a substantial portion of the diseased tissue within the prostate. Approximately 1.0 million prostatic surgeries were performed worldwide in 1995, of which 216,000 were performed in the United States. The most common surgical procedure for the treatment of BPH is TURP, whereby a rigid instrument is inserted into the patient's urethra through which the surgeon passes an electrosurgical loop that is used to remove the urethra and the diseased tissue within the prostate. While TURP results in a dramatic improvement in urine flow in 90% of the patients and a reduction in the AUA Symptom Score in 85% of the patients, a significant number of patients experience serious complications. Virtually all patients experience a burning sensation  upon  urination  that  lasts  for  up to  three  weeks following the procedure. Other complications, as reported by AHCPR, include retrograde ejaculation--the reverse flow of semen--(73.4% of patients), infection (15.5%), impotence (13.6%), excessive hemorrhaging requiring transfusion (12.5%), immediate surgery to stop the bleeding (2.0%), long-term incontinence (3.1%) and urethral stricture (3.1%). In addition, approximately 1.5% of TURP patients die as a result of the procedure and related complications. There has been a steady decline in the numbers of TURP procedures being performed in the U.S. Three other prevalent procedures are: (i) TUIP; (ii) transurethral vaporization of the prostate; and (iii) laser-assisted prostatectomy. While these alternative surgical treatments have been effective in reducing some side effects associated with a TURP, such as reduced risk of blood loss, they still remove or damage the urethra, require general or regional anesthesia and are performed in an operating room.

         o Less-Invasive BPH Treatments: In an effort to eliminate hospitalization and the complications arising from surgical treatments, other technologies have been developed, or are under development for the treatment of BPH. Two of these technologies are interstitial radio frequency therapy ("RF"), which is being marketed in the United States, and interstitial laser therapy, which has been recently approved for commercialization in the United States. In an interstitial therapy procedure, a rigid scope is inserted into the patient's urethra and either needle electrodes or laser fibers pierce the urethra and are advanced into the lobes of the prostate. RF or laser energy is then delivered, causing necrosis of the surrounding tissues. Due to the limited amount of tissue necrosis caused by each electrode or laser fiber, multiple punctures of the urethra are required in order to coagulate a sufficient amount of tissue. While these procedures are designed to be performed in approximately 30-45 minutes with local anesthesia, the Company believes that intravenous sedation or regional anesthesia will be required in most patients due to the need to repeatedly puncture the urethra and manipulate the large, rigid instrument in the urethra. As a result, ProUroCare believes that it will be difficult to consistently perform interstitial therapies in an office setting, and that the Procuro(R)system will therefore be a cost-effective alternative.

         In addition to the competitive treatments discussed above, we are aware of other companies that have developed or are developing technologies for BPH treatment. These technologies include stents, dilation balloons, transurethral and transrectal hyperthermia, and high-intensity focused ultrasound. We expect that competition in the BPH field will be based, among other things, on the ability of the therapy to provide safe, effective and lasting treatment, cost effectiveness, continued Medicare reimbursement, acceptance of the procedure by physicians, healthcare payors and patients, marketing and sales capabilities, and third-party reimbursement policies. Another factor in competition may be the timing of market introduction of competitive products.

INTELLECTUAL PROPERTY

         Our goal is to obtain, maintain and enforce patent protection for our products, formulations, processes, methods and other proprietary technologies, preserve our trade secrets, and operate without infringing the proprietary rights of other parties, both in the United States and in other countries. Our policy is to actively seek to obtain, where appropriate, the broadest intellectual-property protection possible for our products, proprietary information and proprietary technology through a combination of contractual arrangements and patents, both in the United States and throughout the rest of the world. We have 24 patents and five patent applications covering more than 200 features.

         We also depend upon the skills, knowledge and experience of our scientific and technical personnel, as well as that of our advisors, consultants and other contractors, none of which is patentable. To help protect our proprietary know-how which is not patentable, and for inventions for which patents may be difficult to enforce, we rely on trade-secret protection and confidentiality agreements. To this end, we require all employees, consultants, advisors and other contractors to enter into confidentiality agreements which prohibit the disclosure of confidential information and, where applicable, require disclosure and assignment to us of the ideas, developments, discoveries and inventions important to our business.

         ProUroCare licenses from third parties various intellectual property essential to its business, including:

         o certain rights associated with minimally invasive microwave therapy for the treatment prostate disease from CS Medical; and

         o certain rights associated with prostate-imaging systems and related patented technology, from Profile, L.L.C. and Rensselaer Polytechnic Institute.


MANUFACTURING

         We do not intend to manufacture any of our initial proposed products. Instead, we intend to retain contract manufacturers and clinical-trial investigators. In addition, the identification of new product candidates for development may require us to enter into licensing or other collaborative agreements with others, including medical-device companies and pharmaceutical companies, and research institutions. Finally, we may be required to enter into sales, marketing, licensing and/or distribution arrangements with third parties for our products.


GOVERNMENT REGULATION

         The proposed products we intend to develop, assemble and market are subject to regulations by the FDA, and by comparable agencies in certain states and various foreign countries. The process of complying with the requirements of the FDA, related agencies, and other state and foreign agencies can be costly and time consuming. The Company has developed regulatory strategies for its proposed initial product offerings, as more fully described above under the caption "Research and Development." Although we have secured the assistance of regulatory consultants to help direct our regulatory compliance and filings, no assurances can be given that such filings will be acceptable to the FDA or other regulatory governing bodies. Moreover, even if our filings are acceptable to the regulatory bodies with whom we file applications, we may encounter significant delays which will materially and adversely affect our business.

EMPLOYEES

         We currently have no employees other than our executive management team, consisting of two full-time personnel. We anticipate hiring a limited number of additional employees in the next 12 months to manage the development of our products, prepare FDA and regulatory filings, develop marketing plans, and perform administrative duties. Some or all of these functions may be performed by contracted individuals or consultants as management deems most effective. We currently have engaged six consultants who perform these functions.


PROPERTIES

         Our executive offices are located at One Carlson Parkway, Suite 124, Plymouth, Minnesota 55447, the space for which we lease on a month-to-month basis. The Company's rent expense for the same location the year ended December 31, 2003 was $38,053. We believe that our offices are adequate to meet our current requirements. We do not own any real property. The Company has no official policy on investments in real estate, interests in real estate, real-estate mortgages, or securities of or persons primarily engaged in real estate activities.


LEGAL MATTERS

         On April 2, 2004, Mr. Todd Leonard, the former President and Chief Operating Officer of ProUroCare Inc., the Company's wholly owned subsidiary, commenced a lawsuit in Minnesota district court asserting certain claims against ProUroCare Inc. and the Company relating to Mr. Leonard's separation of employment with ProUroCare Inc prior to the Merger. Mr. Leonard's complaint seeks approximately $228,000 in monetary damages, injunctive relief, punitive damages and fines under Minnesota law, plus payment of litigations costs and attorneys' fees. The Company disputes Mr. Leonard's claims.


REPORTS TO SECURITY HOLDERS

         The Company files reports with the SEC using the SEC's small-business disclosure rules. In particular, the Company files current reports on Form 8-K, quarterly reports on Form 10-QSB, and annual reports on Form 10-KSB. The public may read and copy any materials we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Information regarding the Public Reference Room may be obtained by contacting the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site containing reports, proxy and information statements, and other information regarding companies, like ProUroCare, that file electronically with the SEC at: http://www.sec.gov.

                                   MANAGEMENT


Directors and Executive Officers

NAME                      AGE    POSITION
---------------------     ---    -----------------------------------------------
Michael P. Grossman       50     President, Chief Executive Officer and Director
Richard Thon              48     Chief Financial Officer
Maurice R. Taylor, II     58     Chairman of the Board
David Koenig              63     Secretary and Director
Alex Nazarenko            59     Director

         MICHAEL P. GROSSMAN, became President, Chief Executive Officer and a director of our Company upon the Merger. Mr. Grossman has also served as President and Chief Executive of ProUroCare, Inc., the Company's wholly owned subsidiary ("PUC"), from February, 2004 until present. Mr. Grossman has extensive experience in the financial services and advisory industry, including more than 14 years in the area of new business start-ups and economic development. From 1995 to 2003 he served as Vice President of the Minnesota Cooperation Office, a privately funded business-development company created to identify and assist in the formation of high-growth, innovative companies and provide support for their future growth. There, he identified those industry groups, technologies and new business opportunities with the greatest potential for becoming highly successful business endeavors, and personally helped start ten client companies. Prior to 1995 he held senior positions at Tricon Capital Corporation, Ehlers and Associates, Inc., and corporate and public finance positions at Piper Jaffray & Hopwood, and Dain Bosworth. Mr. Grossman has a B.A. in Economics from Carleton College and an M.B.A. from the University of Minnesota.

         RICHARD THON was hired as our Chief Financial Officer in July 2004 after serving in this role in an interim capacity on a consulting basis since
2001. From 2002 to 2004, Mr. Thon was the Chief Financial Officer of CHdiagnostics, LLC. He served as the Chief Financial Officer and Vice President of Finance for MEDgenesis from 2000 to 2001, as Corporate Controller of Instant Web Companies from 1998 to 2000, and as Controller and director of Business Systems of Sanofi Diagnostics Pasteur from 1990 to 1998. Mr. Thon began his career as an auditor with KPMG LLP, and since that time has held financial management positions with both public and privately held firms. Mr. Thon has a B.B.A. in Accounting from the University of Michigan and an M.B.A. in Finance from the University of Wisconsin.

         MAURICE R. TAYLOR, II, is a Minneapolis entrepreneur, and has served as the Chairman of the Board of PUC since its inception in 1999. Upon the Merger, Mr. Taylor was appointed to serve as the Company's Chairman of the Board. He was the founder of Chronimed Inc. ("Chronimed"), and has been involved in several healthcare and medical-technology companies. He served as Chairman and Chief Executive Officer of Chronimed from April 1985 until March 1999, at which point he joined its diagnostic division in a spinoff venture which became known as MEDgenesis. Mr. Taylor held such positions with Chronimed and MEDgenesis until the sale of MEDgenesis to the British company Medisys PLC. Mr. Taylor is also Chairman of Clinical Network and CHdiagnostics, LLC, a diabetes market product-development company. He serves as a director and is the former Chairman of the Scripps Whittier Institute for Diabetes which, through collaborations, is believed to be the largest diabetes research group in the world. Mr. Taylor was the recipient of Inc. Magazine's "Entrepreneur of the Year Award for Health Care" in 1995.

         DAVID F. KOENIG has served as a director of PUC since 1999, and became a director of the Company upon the Merger. Mr. Koenig is the Executive Vice President and Chief Operating Officer of Solar Plastics, Inc., a manufacturer of custom rotationally molded plastic parts ("Solar Plastics"). Solar

Plastics has four manufacturing facilities and services customers in both domestic and international markets. Mr. Koenig has served as Chief Financial Officer and director of Quadion Corporation, a manufacturer of precision-made rubber and plastic components and assemblies for industrial uses. In this role, he had full responsibility for strategic planning, acquisitions, information services, real estate and legal services, and helped create the plans and implement the programs that took this company from sales of $22 million from three domestic plants to sales exceeding $100 million from six domestic and three foreign plants. Prior to this time, Mr. Koenig spent 11 years growing and developing his own consulting business focusing on providing services to small to medium-sized companies in the areas of strategic planning and implementation, acquisitions, financing and organizational restructuring. Earlier, Mr. Koenig was employed by Dain Rauscher as an investment banker, and by General Mills, Inc. and the Kroger Co. (both Fortune 100 companies) with responsibilities in strategic planning, acquisitions and finance. Mr. Koenig received his undergraduate degree in business administration from Indiana University and his M.B.A. from Harvard Graduate School of Business.

         ALEX NAZARENKO served has as a director of PUC since 2001, and became a director of the Company upon the Merger. Mr. Nazarenko is a co-owner, officer and director of American Phoenix, Inc. of Eau Claire, Wisconsin, a company engaged in the business of rubber processing for the major tire companies. He is also co-owner, officer and director of 2N Company, L.L.C., of Minneapolis, Minnesota, a private investment and management company with investments in a broad range of industries. Form 1973 until 1991, Mr. Nazarenko served as Vice President for Equity Securities Trading Company of Minneapolis. Mr. Nazarenko began his career in the securities industry in 1966.

         There are no family relationships among our executive officers or directors.


KEY PERSONNEL

         In addition to the directors and officers, the Company employs or has consulting relationships with certain key personnel identified below.

         NEAL D. SHORE, MD, serves as the Company's Medical Advisor. He completed his Bachelor of Arts degree and graduated magna cum laude from Duke University in 1980. He received his medical degree from Duke University in 1984, and from January to June, 1984 performed graduate research at the University of Pretoria School of Medicine, Pretoria, R.S.A. He completed his residency in general surgery and urology at New York Hospital-Cornell Medical center in 1990, which included a six-month rotation at the Memorial-Sloan Kettering Cancer Center. He is Board Certified by the American Board of Urology and has been a Fellow with American College Surgeons since 1994. He has several publications in the Journal of Urology. Since 1994, Mr. Shore has maintained a clinical urology practice with Grand Strand Urology in Myrtle Beach, South Carolina, where he is currently Chief of Staff.


BOARD OF DIRECTORS

         The Company's board of directors is currently comprised of four members, each of whom is identified in the table under the caption "Directors and Executive Officers" above. Each of Messrs. Koenig and Nazarenko qualify as an "independent director," as such term is defined in Section 4200(a)(15) of National Association of Securities Dealers' listing standards. Because Maurice
R. Taylor, II served as the President and Chief Executive Officer of PUC from inception until January 31, 2004 (at which time Michael P. Grossman was appointed as the President and Chief Executive Officer of PUC), Mr. Taylor does not currently qualify as an "independent director." Under the Company's corporate bylaws, up to nine additional directors may be added to the board of directors. At this time, the Company plans to add more directors to serve on the board of directors.

AUDIT COMMITTEE

         The Company has established a two-member audit committee within the board of directors that currently consists of Messrs. Koenig and Nazarenko. The board of directors has adopted a written charter for the audit committee. The audit committee was formed after the effectiveness of the Merger; and prior to the Merger the Company had no such audit committee. Accordingly, no audit committee meetings were held during fiscal year 2003.

         The board of directors has determined that at least one member of the audit committee, David Koenig, is an "audit committee financial expert" as that term is defined in Item 401(e)(2) of Regulation S-B promulgated under the Securities Exchange Act of 1934, as amended. Mr. Koenig's relevant experience includes his service as the Chief Financial Officer and director of Quadion Corporation, and his past consulting experience which involved his oversight and supervision of the performance of business enterprises respecting the preparation, audit and evaluation of financial statements. Both members of the audit committee (i.e., Messrs. Koenig and Nazarenko) currently qualify as "independent directors," as such term is defined in Section 4200(a)(15) of National Association of Securities Dealers' listing standards. Moreover, the board of directors has determined that each of the audit committee members is able to read and understand fundamental financial statements and that at least one member of the audit committee has past employment experience in finance or accounting.

                             EXECUTIVE COMPENSATION


SUMMARY COMPENSATION TABLE

         The following table sets forth, for the last three fiscal years, the compensation earned for services rendered in all capacities by our Chief Executive Officer and the other highest-paid executive officers serving as such at the end of fiscal year 2003 whose compensation for that fiscal year was in excess of $100,000. The individuals named in the table will be hereinafter referred to as the "Named Officers." No other executive officer of the Company or the Company's wholly owned subsidiary, ProUroCare Inc., received compensation in excess of $100,000 during fiscal year 2003.



                                                                                            LONG-TERM
                                                             ANNUAL COMPENSATION      COMPENSATION AWARDS
                                                      ---------------------------- ------------------------
                                                                                            SECURITIES
NAME AND POSITION                           YEAR          SALARY           BONUS        UNDERLYING OPTIONS
--------------------------------------- ------------- --------------- ------------ ------------------------
Maurice R. Taylor, II (1) (2)               2003      $   190,000               0                  --
Chief Executive Officer and Chairman
of the Board
                                            2002      $   190,000         $42,750             450,000
                                            2001                0               0                  --
--------------------------------------- ------------- --------------- ------------ ------------------------
Todd Leonard (3)                            2003      $   138,542               0                  --
President and
Chief Operating Officer
                                            2002      $   179,923 (4) $    31,500             210,000
                                            2001               --              --                  --
--------------------------------------- ------------- --------------- ------------ ------------------------

-----------------

(1) Mr. Taylor served as Chairman and Chief Executive Officer of ProUroCare Inc. until January 31, 2004. On February 1, Michael P. Grossman became the Chief Executive Officer of ProUroCare Inc., and subsequently became the Chief Executive Officer of the Company upon the Merger. Mr. Taylor continues to serve as the Chairman of ProUroCare Inc. and the Company.

(2) For compensation information about the Company's current Chief Executive Officer, Michael P. Grossman, please refer to the caption "Employment Agreements" below.

(3) Mr. Leonard terminated employment with ProUroCare Inc. effective October 16, 2003.

(4) Mr. Leonard's 2002 compensation includes consulting compensation earned between January 1 and May 31, 2002. He was awarded an option for 360,000 shares of the Company's common stock, 150,000 shares of which were forfeited.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

         No stock options or stock-appreciation rights were exercised during fiscal year 2003, and no stock-appreciation rights were outstanding at the end of such fiscal year. The table below sets forth outstanding but unexercised options as of the end of fiscal year 2003.



                                              SECURITIES UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                  OPTIONS AT FISCAL YEAR END            IN-THE-MONEY OPTIONS (1)
                                             ------------------------------------- ------------------------------------
NAME                                            EXERCISABLE       UNEXERCISABLE      EXERCISABLE       UNEXERCISABLE
-------------------------------------------- ------------------ ------------------ ----------------- ------------------
-------------------------------------------- ------------------ ------------------ ----------------- ------------------
Maurice R. Taylor, II (2)                         287,499            162,510           $138,000          $ 78,005
-------------------------------------------- ------------------ ------------------ ----------------- ------------------
Todd Leonard (3)                                  210,000                  0           $100,800          $      0
-------------------------------------------- ------------------ ------------------ ----------------- ------------------

--------------

(1) ProUroCare Inc. was not a wholly owned subsidiary of the Company as of December 31, 2003, and all of the options in the referenced column were exercisable for shares of common stock of ProUroCare Inc. Nevertheless, for purposes of this table, we have assumed that the Merger occurred as of December 31, 2003, and have used the per-share price of our common stock as of such date ($0.48).

(2) Mr. Taylor served as Chairman and Chief Executive Officer of ProUroCare Inc. until January 31, 2004. On February 1, Michael P. Grossman became the Chief Executive Officer of ProUroCare Inc., and subsequently became the Chief Executive Officer of the Company upon the Merger. Mr. Taylor continues to serve as the Chairman of ProUroCare Inc. and the Company. For information about the Company's current Chief Executive Officer, Michael P. Grossman, please refer to the caption "Employment Agreements" below.

(3) Mr. Leonard terminated employment with ProUroCare Inc. effective October 16, 2003.


DIRECTOR COMPENSATION

         The Company's policy is that each of our non-employee directors receive an annual cash payment of $5,000, and the chairpersons of our compensation and audit committees receive an additional annual payment of $2,500. It is also our policy to grant all non-employee directors a one-time option upon initial election or appointment to the board of directors to purchase 30,000 shares of our common stock at the then-current market price, which option shall vest ratably over two years of service and have a ten-year term. All directors shall be reimbursed for travel and other out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors and its committees.


EMPLOYMENT AGREEMENTS

         ProUroCare Inc. ("PUC"), the Company's wholly owned subsidiary, is a party to employment agreements with Maurice R. Taylor, II, Michael P. Grossman and Richard B. Thon. Each of these agreements provides for a minimum annual salary, cash incentive payments, and options to purchase shares of common stock that vest over time. PUC's agreement with Mr. Taylor provides for an annual salary of $190,000. Mr.

Grossman's agreement with PUC provides for an annual salary of $175,000. Mr. Thon's agreement with PUC provides for an annual salary of $140,000. These agreements also provide that, upon termination without cause (or a change of employment that the employee elects to treat as a termination of employment), the employee will receive as severance six months of base salary plus four months of base salary for each year of service (up to a maximum of 24 months of base salary), plus the prorated average of any bonus or incentive compensation paid over the previous two years. Additionally, all unvested stock options then held by the employee will immediately vest with a one-year period for exercise. Mr. Taylor's, Mr. Grossman's and Mr. Thon's agreements have terms that continue until December 2005, January 2007 and July 2007, respectively. In connection with PUC's execution and delivery of the employment agreement with Mr. Grossman, PUC granted Mr. Grossman options to purchase up to 150,000 shares of PUC common stock at a per-share exercise price of $6.00. Pursuant to the Merger, this right was converted into the right to receive up to 450,000 shares of Company common stock at a per-share exercise price of $2.00. In connection with PUC's execution and delivery of the employment agreement with Mr. Thon, the Company granted Mr. Thon options to purchase up to 200,000 shares of company common stock at a per-share exercise price of $2.50.

      Under each of the above referenced employment agreements, in the event of a change in control resulting in a termination of employment, change of location, or decrease in the level of responsibility of the executive(any of which occur within two years of a change in control), the Company shall compensate the executive as if he were terminated without cause, as described above.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of the our common stock as of July 30, 2004, by (i) each person known by us to be the beneficial owner of more than five percent of the outstanding common stock, (ii) each director, (iii) each executive officer, and (iv) all executive officers and directors as a group. The number of shares beneficially owned is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of the date hereof, through the exercise or conversion of any stock option, convertible security, warrant or other right. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person's spouse) with respect to all shares of capital stock listed as owned by that person or entity. Unless otherwise indicated, the address of each of the following persons is One Carlson Parkway, Suite 124, Plymouth, Minnesota 55447.


                                                      SHARES
NAME                                            BENEFICIALLY OWNED           PERCENT OF CLASS
------------------------------------------- ---------------------------- --------------------------
Michael P. Grossman (1)                                 37,500                        *
------------------------------------------- ---------------------------- --------------------------
Richard Thon (2)                                        41,112                        *
------------------------------------------- ---------------------------- --------------------------
Maurice R. Taylor II (3)                             1,645,623                     11.7
------------------------------------------- ---------------------------- --------------------------
Alex Nazarenko (4)                                   2,542,500                     18.2
------------------------------------------- ---------------------------- --------------------------
David Koenig (5)                                       545,901                      3.9
------------------------------------------- ---------------------------- --------------------------
All directors and officers as a group (6)            4,530,636                     31.7
------------------------------------------- ---------------------------- --------------------------
Profile, L.L.C.
2700 Corporate Drive, Suite 120
Birmingham, Alabama 35242                            3,084,999                     22.1
------------------------------------------- ---------------------------- --------------------------
CS Medical Technologies, LLC
2277 West Highway 36, Suite 254
Roseville, MN  55113                                 2,445,000                     17.5
------------------------------------------- ---------------------------- --------------------------

-------------------
*        Less than one percent (1%).

(1) Includes options to purchase up to 37,500 shares of common stock which are currently exercisable or exercisable within 60 days.

(2) Includes options to purchase up to 41,112 shares of common stock which are currently exercisable or exercisable within 60 days.

(3) Includes 27,000 shares of common stock held by Clinical Network, LLC, and 255,000 shares held by Clinical Network, Inc., with respect to each of which Mr. Taylor is a managing officer and majority owner. Also includes 1,227,623 shares of common stock held directly and options to purchase 136,000 shares of common stock which are currently exercisable or exercisable within 60 days.

(4) Includes 2,445,000 shares held by CS Medical Technologies, LLC, of which Mr. Nazarenko is a managing officer and member. Also includes 67,500 shares of common stock held directly, and options to purchase up to 30,000 shares of common stock which are currently exercisable or exercisable within 60 days.

(5) Includes 27,000 shares held by Clinical Network, LLC, and 255,000 shares held by Clinical Network, Inc., with respect to each of which Mr. Koenig is an officer and minority owner. Also includes 166,041 shares of common stock held directly and options and warrants to purchase up to 97,860 shares of common stock which are currently exercisable or exercisable within 60 days.

(6)  Includes Messrs. Taylor, Nazarenko, Koenig, Grossman and Thon.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


COMPANY HISTORY

         ProUroCare Inc., the Company's wholly owned subsidiary ("PUC"), was initially founded by shareholders of Clinical Network Inc. ("Clinical Network") in August 1999. Clinical Network was originally established in 1990 for the purpose of pursuing treatments for stress urinary incontinence in women. Clinical Network began to collaborate with CS Medical Technologies, LLC ("CS"), a developer of microwave treatment technology for prostate and cardiology treatments, in developing products for the male urology market. In July 2001, Clinical Network began collaborating with CS Medical Technologies, L.L.C. ("CS Medical"), a developer of microwave treatment technology for prostate and cardiology treatments, for the development of products for the male urology market. At that time, PUC acquired from Clinical Network and CS Medical all assets and rights associated with the minimally invasive microwave therapy in exchange for an aggregate of 3,000,000 shares of PUC common stock. Alex Nazarenko, a Company director (and director of PUC), is a principal shareholders and controlling person of CS Medical. Currently, CS Medical owns 2,445,000 shares of our common stock. In addition, Maurice R. Taylor, the Company's Chairman (and Chairman of PUC), and David Koenig, a Company director (and director of PUC), are principal shareholders and controlling persons of Clinical Network and Clinical Network, L.L.C. (a limited liability company affiliated with Clinical Network) which together own 2,798,946 shares of our common stock.


LICENSES AND ROYALTIES

         In January 2002, PUC purchased certain assets from Profile L.L.C. ("Profile") and obtained a license from Profile providing for worldwide exclusive rights to its prostate-imaging system and related patented technology in exchange for the issuance of 3,230,769 shares of PUC common stock, and future royalties ranging from 1.05% to 3.05% of net sales of the Sensor Guided DRE(TM) system under the terms of its licensing agreement. Subsequent to that transaction, PUC issued Profile an additional 769,230 shares of PUC common stock pursuant to the agreement governing the transfer of assets. After the Merger, Profile owns 3,084,999 shares of the Company's common stock.

         In July 2001, PUC obtained an exclusive worldwide license relating to an imaging system developed by Rensselaer Polytechnic Institute ("RPI") allowing the monitoring of microwave therapy changes to tissue in real time. The Company intends to implement this licensed technology in its Procuro(R) product. The license agreement with RPI required a $50,000 payment as a licensing fee, which was paid in 2004, and royalty payments of 3.0% of net sales if the primary function of the device is tomography or 1.0% of net sales if the primary function of the final system is not tomography. Beginning in 2006, RPI is entitled to receive a minimum annual royalty payment of $20,000 to maintain the license.


LINE OF CREDIT

         On January 24, 2003, PUC obtained a $500,000 line of credit from a financial institution. The line of credit was collateralized by PUC's business assets and severally guaranteed by five individuals, including David Koenig, a director of PUC who is now a Company director. In exchange for the personal guarantees, PUC issued to the guarantors warrants to purchase 214,290 shares of the Company's common stock at $2.33 per share (after the Merger), including 21,429 shares of common stock issuable upon exercise of the warrant issued to the Company director. As described below, the shares of common stock issuable upon exercise of these warrants were adjusted by operation of certain price and anti-dilution protections.

         On August 5, 2003 PUC replaced the $500,000 credit line with a $1,000,000 line of credit from the same financial institution. The line of credit was secured by PUC's business assets and severally guaranteed by nine individuals, including the same five individuals who guaranteed the first line of credit. In exchange for the personal guarantees, PUC issued to the guarantors a warrant to purchase a total of 428,580 shares of the Company's common stock (after the Merger) at $2.33 per share, including 21,429 shares of Common Stock issuable upon exercise of the warrant issued to a Company director. As described below, the number shares of common stock issuable upon exercise of these warrants was adjusted by operation of certain price and anti-dilution protections. Shortly after the Merger, the line of credit was paid off.

         In total, warrants to purchase up to 642,870 shares of the Company's common stock after the Merger were issued by PUC in connection with the foregoing line-of-credit guarantees. Each such warrant granted the holder certain price and anti-dilution protections. As a result of these protections and the price per share offered in the Private Placement (and the consideration exchanged in the Merger), the foregoing warrants, after adjustment for such protections, entitle such holders to obtain 1,017,882 shares of the Company's common stock at an exercise price of $1.67 per share. Of these adjusted warrants, Mr. David Koenig has the right to acquire 67,860 shares of our common stock at $1.67 per share. All of the foregoing warrants are registered for resale pursuant to the registration statement of which this prospectus is a part.

                            MARKET FOR COMMON EQUITY
                         AND RELATED STOCKHOLDER MATTERS


GENERAL

         Our common stock has been quoted on the Over-the-Counter Bulletin Board, or "OTC Bulletin Board," since December 2003. Our common stock currently trades on the OTC Bulletin Board under the trading symbol "PRRC." Prior to May 5, 2004, the Company's securities traded on the OTC Bulletin Board under the trading symbol "GICI." The following table lists the high and low bid information for the Company's common stock as quoted on the OTC Bulletin Board since the stock began trading in December 2003:

                                         PRICE RANGE
QUARTER ENDED                      HIGH                LOW
-------------------------    ----------------    ---------------
December 31, 2003                  $0.48              $0.05
March 31, 2004                     $5.00              $0.48
June 30, 2004                      $3.45              $1.90

         The above quotations from the OTC Bulletin Board reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions. The number of holders of record of our common stock as of July 21, 2004 was 114. We have not paid or declared any dividends on our common stock and we do not anticipate paying dividends on our common stock in the foreseeable future.


SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS AS OF LAST FISCAL YEAR


                                                                                             NUMBER OF SECURITIES
                                                                                            REMAINING AVAILABLE FOR
                                NUMBER OF SECURITIES TO BE                                   ISSUANCE UNDER EQUITY
                                  ISSUED UPON EXERCISE OF     WEIGHTED-AVERAGE EXERCISE       COMPENSATION PLANS
                                   OUTSTANDING OPTIONS,         PRICE OF OUTSTANDING         (EXCLUDING SECURITIES
                                    WARRANTS AND RIGHTS      OPTIONS, WARRANTS AND RIGHTS     REFLECTED IN COLUMN (a))
------------------------------- ---------------------------- ---------------------------- ----------------------------
                                            (a)                           (b)                           (c)
------------------------------- ---------------------------- ---------------------------- ----------------------------
Equity compensation plans
approved by stockholders (1)              834,999                       $1.13                       665,001
------------------------------- ---------------------------- ---------------------------- ----------------------------
Equity compensation plans not
approved by stockholders (2)                    -                           -                             -
------------------------------- ---------------------------- ---------------------------- ----------------------------
            Total                         834,999                                                   665,001
------------------------------- ---------------------------- ---------------------------- ----------------------------

--------------------

(1) Includes 810,000 shares of our common stock issuable under options issued under our 2002 Plan (as defined below), and 24,999 shares of our common stock issuable under existing warrants.

(2) As discussed below, on July 14, 2004 the board of directors approved the ProUroCare Medical Inc. 2004 Stock Option Plan (the "2004 Plan"), under which 1,500,000 shares have been reserved. As of the date hereof, we have issued 200,000 shares under the 2004 Plan.

2002 PLAN

         In April 2002, PUC adopted the ProUroCare Inc. 2002 Stock Plan (the "2002 Plan"), pursuant to which PUC granted options to officers, directors, employees and independent contractors. Under the 2002 Plan, PUC was able to grant incentive and nonqualified options, stock appreciation rights, stock awards, restricted stock awards, performance shares, and cash awards. The Company adopted the 2002 Plan as part of the Merger. There are currently options to purchase up to 1,285,000 shares of the Company's common stock outstanding under the 2002 Plan. All of these options are held by Company officers and directors. Because the Company has adopted the 2004 Plan as described below, the Company will not issue any further options to purchase shares of Company common stock under the 2002 Plan.

         Under the 2002 Plan, the Company has to date granted options for 1,285,000 shares to officers and directors that are exercisable at prices ranging from $1.13 to $2.00, adjusted for the post merger distribution. The officers' options vest ratably over a 36-month period ending December 2004, while the directors' options vest ratably over a 24-month period that ended on April 2004. In accordance with SFAS No. 123, "Accounting for Stock-Based Compensation," the Company has elected to utilize the fair-value method of accounting for these options. An aggregate of $140,300, $128,608, and $268,908 of stock-based compensation related to these options was recognized in the years ended December 31, 2003, 2002 and the period from August 17, 1999 to December 31, 2003, respectively.


2004 PLAN

         On July 14, 2004 the Company's board of directors passed a resolution adopting the ProUroCare Medical Inc. 2004 Stock Option Plan (the "2004 Plan"). The Company has reserved 1,500,000 shares of common stock for issuance under the 2004 Plan. Under current IRS regulations, the Company's shareholders must approve the 2004 Plan on or prior to July 14, 2005 in order for the Company to grant incentive stock options under the 2004 Plan. As of the date of this prospectus, 200,000 options have been granted under the 2004 Plan.

         General. The 2004 Plan provides for the grant of both incentive and non-statutory stock options. Incentive stock options granted under the 2004 Plan are intended to qualify as "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Non-statutory stock options granted under the 2004 Plan will not qualify as incentive stock options under the Code. The board of directors adopted the 2004 Plan to provide a means by which Company employees, directors, officers and consultants may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the common stock by the selling stockholders pursuant to this prospectus.


                              SELLING STOCKHOLDERS

         The following table lists the total number of shares of our common stock as of July 30, 2004, assuming the exercise of all options and warrants owned by the selling stockholders. Except as indicated in the table and accompanying footnotes, the selling stockholders are offering all of the shares of common stock owned by them or issuable to them upon the exercise of the options and warrants described herein. We will not receive any proceeds from the sale of the common stock by the selling stockholders.


                                                                                          NUMBER OF
                                                                                        SHARES OFFERED
                                                                        NUMBER OF         BY SELLING      PERCENTAGE
                                                        SHARES         OUTSTANDING       STOCKHOLDER      BENEFICIAL
                                                     BENEFICIALLY     SHARES OFFERED    UPON EXERCISE     OWNERSHIP
                                                     OWNED BEFORE       BY SELLING        OF CERTAIN        AFTER
SELLING STOCKHOLDER                                  OFFERING (1)      STOCKHOLDER         WARRANTS        OFFERING
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Profile, L.L.C.                                        3,084,999        3,084,999                -            *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
CS Medical LLC                                         1,947,498         1,947,498                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Maurice Taylor II                                      1,645,623 (2)       576,482                -          2.7
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Dale E. Herdey and Mary J. Herdey, JTWROS                 75,000            75,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Eagle Ridge Partners                                      25,000            25,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Blake Capital Partners                                    54,000            54,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Kottom Mills 1995 Irrevocable Trust - Bruce
Reichert TTEE                                              8,000             8,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Nicolle E. Mills Irrevocable Trust - Dick Wright
TTEE                                                       8,000             8,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Gulfstream Financial Partners                             80,000            80,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Henry Fong                                                50,000            50,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Corporate Services Group, Inc.                            10,000            10,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
John Stapleton                                            10,000            10,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Gary Copperud                                             10,000            10,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Christopher Snell                                          2,500             2,500                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Brian Niebur                                               2,500             2,500                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Richard D. Balm                                            2,500             2,500                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Joseph Caldwell                                            2,500             2,500                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Henry Cousineau III                                      339,282                 -          339,282           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Maurice R. Taylor II (IRA)-Delaware Charter
Guarantee & Trust Co.                                    325,571           325,571                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Maurice R. Taylor II IRA-First Trust NA TTEE             325,571           325,571                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Bina Enterprises                                         400,000           100,000          300,000           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Steve Burke                                              274,109            87,500          186,609           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------



                                                                                          NUMBER OF
                                                                                        SHARES OFFERED
                                                                        NUMBER OF         BY SELLING      PERCENTAGE
                                                        SHARES         OUTSTANDING       STOCKHOLDER      BENEFICIAL
                                                     BENEFICIALLY     SHARES OFFERED    UPON EXERCISE     OWNERSHIP
                                                     OWNED BEFORE       BY SELLING        OF CERTAIN        AFTER
SELLING STOCKHOLDER                                  OFFERING (1)      STOCKHOLDER         WARRANTS        OFFERING
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
David F. Koenig                                          263,901 (3)       166,041           67,860          1.9%
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Clinical Network Inc.                                    255,000           255,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Colour Holding, Ltd.                                     249,000           249,000                -           *
--------------------------------------------------- ------------- -- -------------- -- ------------- --- -------------
Elizabeth S. Kasevich                                    248,751           248,751                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Raymond S. Kasevich                                      248,751           248,751                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
John J. Burke                                            200,000           200,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Clement A. Nelson                                        180,000           180,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Stanford Baratz                                          135,720                 -          135,720           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Craig Hallum Partners                                    125,000           125,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Richard H. Enrico                                        125,000           125,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
David Kunin                                              101,790                 -          101,790           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Gus Boosalis                                             100,000           100,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Industricorp & Co., FBO T.C. Carpenters                  100,000           100,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
E*Trade FBO Peter L. Hauser IRA IRA                      100,000           100,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Jack B. Peterson                                         100,000           100,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
TITAB, LLC Brad Peters                                   100,000           100,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Alex Nazarenko                                            97,500 (4)        67,500                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Minnetronix                                               92,148                 -           92,148           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------0
Artann Laboratories                                       90,000                 -           90,000           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
John Lane                                                 79,348            40,000           39,348           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Linda B. Ganje                                            75,000            75,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Michael J. Ganje                                          75,000            75,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Michael Wright                                            25,000            25,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
James Taylor                                             116,081(6)         72,081                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Lindsey Taylor                                           116,081(6)         72,081                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Maurice Taylor III                                       116,081(6)         72,081                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Sam Taylor                                               116,081(6)         72,081                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Tiffiney Taylor                                          116,081(6)         72,081                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Resistance Technology, Inc.                               70,743 (5)        70,743                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Michael & Margaret Provenzano                             67,860                 -           67,860           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Douglas E. King                                           65,114            65,114                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------



                                                                                          NUMBER OF
                                                                                        SHARES OFFERED
                                                                        NUMBER OF         BY SELLING      PERCENTAGE
                                                        SHARES         OUTSTANDING       STOCKHOLDER      BENEFICIAL
                                                     BENEFICIALLY     SHARES OFFERED    UPON EXERCISE     OWNERSHIP
                                                     OWNED BEFORE       BY SELLING        OF CERTAIN        AFTER
SELLING STOCKHOLDER                                  OFFERING (1)      STOCKHOLDER         WARRANTS        OFFERING
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Christopher Larson                                        65,114            65,114                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Generation Capital Associates                             64,800            64,800                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Wells Fargo Bank IRA C/F Bruce W. McFadzean
(#6051-3618)                                              62,500            62,500                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Jerome Laitala                                            54,761            54,761                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Leon Steinberg                                            50,895                 -           50,895           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Dale E. Herdey                                            50,762            50,762                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
John Kraemer & Sons, Inc.                                 50,295            50,295                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
DB Securities Inc. tax id #522208880 as custodian
F/B/O IRA FBO Steven F. Burke, IRA                        50,000            50,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Lawrence G. Burke                                         50,000            50,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Gregg Emfield                                             50,000            50,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Douglas J. Miller                                         50,000            50,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Gregory J. Orman                                          50,000            50,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Arthur J. Petrie                                          50,000            50,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Nancy A. Wright, Trustee of the Nancy A. Ekengerg
Charitable Remainder Unitrust u/a/d 10/26/92              50,000            50,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Yvonne L. Wright Family Trust                             50,000            50,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Earl Beitzel                                              45,580            45,580                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Tina M. Johnson                                           40,000            40,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Fischer-Zernin LLC                                        39,000            39,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Kathleen Mary Burke                                       37,500            37,500                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Joseph Novogratz                                          35,210            35,210                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Piper Jaffray as Custodian FBO David H. Potter IRA        35,000            35,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Anita Kunin                                               33,936                 -           33,936           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Tim Olson                                                 33,930                 -           33,930           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Mary Dierich                                              32,557            32,557                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Timothy J. Olson                                          32,400            32,400                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
F & M 18 Investment Partnership                           30,000            30,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
John R. Toedtman Pension and Trust UAD 3/01/93
John Toedtman, Trustee                                    30,000            30,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Thomas Laitala Trust                                      27,999            27,999                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Russell Trust c/o Russell Laitala                         27,999            27,999                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Clinical Network Management Corp.                         27,000            27,000
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Byron A. Denenberg                                        25,349            25,349                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------




                                                                                          NUMBER OF
                                                                                        SHARES OFFERED
                                                                        NUMBER OF         BY SELLING      PERCENTAGE
                                                        SHARES         OUTSTANDING       STOCKHOLDER      BENEFICIAL
                                                     BENEFICIALLY     SHARES OFFERED    UPON EXERCISE     OWNERSHIP
                                                     OWNED BEFORE       BY SELLING        OF CERTAIN        AFTER
SELLING STOCKHOLDER                                  OFFERING (1)      STOCKHOLDER         WARRANTS        OFFERING
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
John J. Gornick                                           25,349            25,349                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Russell Jean Gray, Jr.                                    25,349            25,349                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Thomas B. Kullman                                         25,349            25,349                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Mitsuzo Shida                                             25,349            25,349                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Peter Sheldrick                                           25,348            25,348                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Craig C. Avery Company Profit Sharing Trust               25,000            25,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
James R. Burke                                            25,000            25,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Donald E. and Joanne K. Davidson                          25,000            25,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Jeffrey S. Davidson                                       25,000            25,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Stacy Davidson                                            25,000            25,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Peter L. Hauser                                           35,000            35,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
James S. Murphy                                           25,000            25,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Robert J. Sechan II                                       25,000            25,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Cordova Technology Partners                               24,999                 -           24,999           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Shore Holdings, LLC                                       22,332            15,000            1,500           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
George L.Wirkkula                                         22,279            22,279                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
T. Hay IRA-Dain Raucher, Custodian                        22,074            22,074                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Mark & Patricia Caiazzo                                   21,600            21,600                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Henry G. & Rita C. Ciocca, JTWROS                         21,600            21,600                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
James M. Libby, M.D.                                      21,600            21,600                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
David Pratson                                             21,600            21,600                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Public Food Partners LLP                                  21,600            21,600                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Bev Snyder & Roland C. Fearn, JTWROS                      21,600            21,600                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Portage Equity Investments II, LP                         21,429            21,429                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Jerome Laitala-Marquette Bank Minneapolis                 19,860            19,860                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Debbie K. Huff                                            19,724            19,724                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
John C. Gjerde Profit Sharing Plan-Marquette Bank
Minneapolis Trustee                                       19,534            19,534                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
California International Sailing Ass'n                    18,000            18,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Gilbert & Associates                                      17,529            17,529                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Minnesota Zoo                                             17,259            17,259                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Stanford Baratz Revocable Trust                           15,000            15,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------



                                                                                          NUMBER OF
                                                                                        SHARES OFFERED
                                                                        NUMBER OF         BY SELLING      PERCENTAGE
                                                        SHARES         OUTSTANDING       STOCKHOLDER      BENEFICIAL
                                                     BENEFICIALLY     SHARES OFFERED    UPON EXERCISE     OWNERSHIP
                                                     OWNED BEFORE       BY SELLING        OF CERTAIN        AFTER
SELLING STOCKHOLDER                                  OFFERING (1)      STOCKHOLDER         WARRANTS        OFFERING
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Thomas S. Burke                                           15,000            15,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Trustee of the Elizabeth Burke Trust u/a/d 7/7/88         15,000            15,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Trustee of the Kathleen M. Burke Trust u/a/d
7/7/88                                                    15,000            15,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Trustee of the Michael S. Burke Trust u/a/d 7/7/88        15,000            15,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Trustee of the Susan E. Burke Trust u/a/d 7/7/88          15,000            15,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Trustee of the Thomas J. Burke Trust u/a/d 7/7/88         15,000            15,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Andrew Cone                                               15,000            15,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
John R. Albinson                                          12,500            12,500                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Roger Buxton                                              12,500            12,500                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Ravindra and Padma Chintipalli                            12,500            12,500                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Scott and Julie Espersen                                  12,500            12,500                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Piper Jaffray as Custodian FBO Daniel S. Perkins
IRA                                                       12,500            12,500                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Piper Jaffray as Custodian FBO Patrice M. Perkins
IRA                                                       12,500            12,500                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Anne M. Voight                                            12,500            12,500                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Piper Jaffray as Custodian FBO Jeffrey R. Wright          12,500            12,500                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
The Whittier Institute                                    12,000            12,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Neil M. Bardach                                           10,800            10,800                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Dominic Bassani                                           10,800            10,800                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Harry N. Bloch, II                                        10,800            10,800                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Janet & Thomas Buckley                                    10,800            10,800                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Dana Harloe                                               10,800            10,800                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Richard A. Knef                                           10,800            10,800                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Gregory A. Lewis                                          10,800            10,800                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Steven & Gail Machov                                      10,800            10,800                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Marshall Manley                                           10,800            10,800                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Don McGuire                                               10,800            10,800                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Leland G. Mew                                             10,800            10,800                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Ralph N. Peregoy                                          10,800            10,800                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Stanley M. Taube, Trustee of Julie Berman
Irrevocable Trust                                         10,800            10,800                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
TBJMJ Family Limited Partnership                          10,800            10,800                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Temple Securities                                         10,800            10,800                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------



                                                                                          NUMBER OF
                                                                                        SHARES OFFERED
                                                                        NUMBER OF         BY SELLING      PERCENTAGE
                                                        SHARES         OUTSTANDING       STOCKHOLDER      BENEFICIAL
                                                     BENEFICIALLY     SHARES OFFERED    UPON EXERCISE     OWNERSHIP
                                                     OWNED BEFORE       BY SELLING        OF CERTAIN        AFTER
SELLING STOCKHOLDER                                  OFFERING (1)      STOCKHOLDER         WARRANTS        OFFERING
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Robert S. Parish                                          10,553            10,553                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Wayzata Community Church                                  10,500            10,500                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Greg Hardie                                               10,153            10,153                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Rita Rose Schlosser                                       10,153            10,153                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Vladimir Drits                                            10,000                 -           10,000           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Keith H. Stolen                                           10,000            10,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Anthoney R. Baraga                                         9,572             9,572                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Marquette Bank Minneapolis, Trustee FBO Jerome E.
Laitala IRA                                                8,302             8,302                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
John A.Hay                                                 8,139             8,139                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Peter L. Mitchelson                                        8,139             8,139                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
John C. Gjerde                                             7,563             7,563                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
John Flottmeier, Trust Manager of Richard C. Gage
Special Trust                                              7,500             7,500                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Kajsa C. Nelson                                            7,500             7,500                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Kirk D. Nelson                                             7,500             7,500                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Kole O. Nelson                                             7,500             7,500                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Pershing, LLC as custodian fbo IRA Elivira R.
Shea, IRA                                                  7,500             7,500                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Pershing, LLC As Custodian IRA fbo James A. Shea,
IRA                                                        7,500             7,500                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Beth Watchman                                              6,600             6,600                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Ryan Lane                                                  6,000                 -            6,000           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Stanley McCabe & Antoinette McCabe                         5,400             5,400                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
The Rochford Living Trust                                  5,400             5,400                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Richard Norton                                             5,358             5,358                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Joseph C. Stasick                                          5,358             5,358                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Richard Kormanik                                           5,307             5,307                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Gordon A. Brown, Jr. and Marjorie A. Brown                 5,000             5,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Pershing, LLC As Custodian fbo Gordon A. Brown
Jr. IRA                                                    5,000             5,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Pershing, LLC As Custodian fbo Marjorie A. Brown
IRA                                                        5,000             5,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Theodore A. Johnson                                        5,000             5,000                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
William L. Kormanik                                        4,818             4,818                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Smith Barney, Inc. Custodian FBO Michael M. Parish         4,307             4,307                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
James Chica                                                3,256             3,256                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------



                                                                                          NUMBER OF
                                                                                        SHARES OFFERED
                                                                        NUMBER OF         BY SELLING      PERCENTAGE
                                                        SHARES         OUTSTANDING       STOCKHOLDER      BENEFICIAL
                                                     BENEFICIALLY     SHARES OFFERED    UPON EXERCISE     OWNERSHIP
                                                     OWNED BEFORE       BY SELLING        OF CERTAIN        AFTER
SELLING STOCKHOLDER                                  OFFERING (1)      STOCKHOLDER         WARRANTS        OFFERING
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Lisa M. Kreter                                             3,256             3,256                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Teree Olson                                                2,800             2,800                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Smith Barney, Inc. Custodian FBO Robert S. Parish          2,154             2,154                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Dean Pickerell                                             1,628             1,628                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Pamela McKeown                                             1,139             1,139                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------
Russell Laitala                                              977               977                -           *
--------------------------------------------------- ---------------- ----------------- ----------------- -------------

----------------

(1) For purposes of the selling stockholder table and consistent with SEC rules, beneficial ownership includes any shares as to which the stockholder has sole or shared voting power or investment power, and also any shares which the stockholder has the right to acquire within 60 days of the date hereof, through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned does not constitute an admission on the part of the stockholder that he, she or it is a direct or indirect beneficial owner of those shares.

(2) Includes 27,000 shares of common stock held by Clinical Network, LLC, and 255,000 shares held by Clinical Network, Inc., with respect to each of which Mr. Taylor is a managing officer and majority owner. Also includes options to purchase up to 136,000 shares of common stock which are currently exercisable or exercisable within 60 days.

(3) Includes options to purchase up to 30,000 shares of common stock which are currently exercisable or exercisable within 60 days.

(4) Includes options to purchase up to 30,000 shares of common stock which are currently exercisable or exercisable within 60 days.

(5)  Includes   70,743  shares  of  common  stock  issued  in   satisfaction  of
     liabilities.

(6) Includes options to purchase up to 44,000 shares of common stock which are currently exercisable or exercisable within 60 days.

                              PLAN OF DISTRIBUTION

         We are registering the shares of common stock offered by this prospectus on behalf of the selling stockholders. As used in this prospectus, "selling stockholders" include donees, pledges, transferees and other successors in interest selling shares received from the selling stockholders after the date of this prospectus, whether as a gift, pledge, partnership distribution or other form of transfer. All costs, expenses and fees in connection with the registration of the shares of common stock offered hereby will be borne by ProUroCare Medical Inc. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares of common stock will be borne by the selling stockholders.

         Sales of shares of common stock offered hereby may be effected by the selling stockholders from time to time in one or more types of transactions (which may include block transactions):

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

         o block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o     privately negotiated transactions;

         o     short sales;

         o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

         o broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

         o     a combination of any such methods of sale; and

         o     any other method permitted pursuant to applicable law.

         The selling stockholders may effect sales of shares of common stock offered hereby at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at privately negotiated prices. Any of these transactions may or may not involve brokers or dealers. Any such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchaser(s) of shares of common stock for whom those broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there any underwriter or coordinating broker acting in connection with the proposed sale of shares of common stock by the selling stockholders.

         The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by him and, if he defaults in the performance of his secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

         In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities, which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

         The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

         The selling stockholders may also resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

         The selling stockholders and any broker-dealers that act in connection with the sale of securities might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

         To the extent required, the shares of our common stock to be sold, the name of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

         In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

         We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and his affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

         We  have  agreed  to  indemnify   the  selling   stockholders   against
liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

         We are unable to predict with certainty the effect which sales of the shares of common stock offered by this prospectus might have upon our ability to raise additional capital. Nevertheless, it is possible that the resale of shares offered hereby could adversely affect the trading price of our common stock.

         We have agreed with the selling stockholders to keep the registration statement that includes this prospectus effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date one year from the date of effectiveness of this registration statement.


SHARES ELIGIBLE FOR FUTURE SALE

         Upon completion of this offering and assuming the issuance of all of the shares covered by this prospectus that are issuable upon the exercise of outstanding warrants to purchase our common stock, there will be 15,525,493 shares of our common stock issued and outstanding. The shares purchased in this offering will be freely tradable without registration or other restriction under the Securities Act, except for any shares purchased by an "affiliate" of our company (as defined under the Securities Act).

         Our currently outstanding shares that were issued in reliance upon the private-placement exemptions under the Securities Act (i.e., those shares issued in the Private Placement and in the Merger) are deemed "restricted securities" within the meaning of Rule 144 under the Securities Act. Restricted securities may not be sold unless they are registered under the Securities Act or are sold pursuant to an applicable exemption from registration, including an exemption under Rule 144. The 9,603,003 restricted shares of our common stock that were issued in connection with the Merger will be eligible for resale without registration on April 5, 2005, provided that all of the other requirements of Rule 144 are then satisfied.

         In general,  under Rule 144,  any person (or persons  whose  shares are
aggregated)  including  persons  deemed  to  be  affiliates,   whose  restricted
securities have been fully paid for and held for at least one year from the later of the date of issuance by us or acquisition from an affiliate, may sell such securities in broker's transactions or directly to market makers, provided that the number of shares sold in any three-month period may not exceed the greater of one percent of the then-outstanding shares of our common stock or the average weekly trading volume of our shares of common stock in the over-the-counter market during the four calendar weeks preceding the sale. Sales under Rule 144 are also subject to certain notice requirements and the availability of current public information about our Company. After two years have elapsed from the later of the issuance of restricted securities by us or their acquisition from an affiliate, such securities may be sold without limitation by persons who are not affiliates under the rule.


LOCK-UP AGREEMENT

         In the Merger Agreement, PUC agreed that certain of its directors and officers (Messrs. Taylor, Koenig, Nazarenko and Grossman) would be prohibited from selling their shares of Company common stock under the registration statement of which this prospectus is a part for a period of 90 days after the effectiveness of such registration statement.

         In addition, as part of the settlement agreement between PUC and Profile, Mr. Taylor agreed that he will dispose of no shares of our common stock that he or his family beneficially owns so long as any amounts are owing under the promissory note PUC delivered to Profile as part of the settlement. This agreement includes all shares of our common stock acquired in connection with the exercise by Mr. Taylor (or members of his family) of any options or warrants to purchase shares of our common stock. The foregoing prohibition does not extend to shares distributed to other persons and firms by entities beneficially owned by Mr. Taylor. Furthermore, Mr. Taylor has a limited right to sell shares as the promissory note delivered in favor of Profile is paid off by the Company.


                          DESCRIPTION OF CAPITAL STOCK

         Our articles of incorporation, as amended to date, authorizes us to issue up to 50,000,000 shares of common stock having a per-share par value of $.00001. As of July 30, 2004, we had 13,803,616 shares of common stock issued and outstanding, with an aggregate of 2,866,877 shares of common stock issuable upon exercise of outstanding options and warrants. The transfer agent and registrar for our common stock is Interwest, LLC, of Salt Lake City, Utah.

         Holders of our common stock are entitled to one vote for each share on all matters to be voted on by our stockholders. Holders of our common stock do not have any cumulative-voting rights. Common stockholders are entitled to share ratably in any dividends that may be declared from time to time on the common stock by our board of directors from funds legally available therefor. Holders of common stock do not have any preemptive right to purchase shares of common stock. There are no conversion rights or sinking-fund provisions for or applicable to our common stock.


                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Pursuant to our articles of incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, because of his position as such, to the fullest extent authorized by Nevada General Corporation Law, as the same exists or may hereafter be amended. In certain cases, we may advance expenses incurred in defending any such proceeding.

         To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.


                       WHERE YOU CAN FIND MORE INFORMATION

         Federal securities law requires us to file information with the SEC concerning our business and operations. Accordingly, we file annual, quarterly, and special reports, proxy statements and other information with the SEC. You can inspect and copy this information at the Public Reference Facility maintained by the SEC at Judiciary Plaza, 450 5th Street, N.W., Room 1024,
Washington, D.C. 20549. You can receive additional information about the operation of the SEC's Public Reference Facilities by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that, like us, file information electronically with the SEC.

                            VALIDITY OF COMMON STOCK

         Legal matters in connection with the validity of the shares offered by this prospectus will be passed upon by Maslon Edelman Borman & Brand, LLP, of Minneapolis, Minnesota.


                                     EXPERTS

         The consolidated financial statements of ProUroCare Inc. as of December 31, 2003, and for the years ended December 31, 2002 and December 31, 2003, and for the period from August 17, 1999 (date of inception) to December 31, 2003, included in this prospectus, have been included herein in reliance on the report, which includes an explanatory paragraph relating to the ability of ProUroCare Inc. to continue as a going concern, of Virchow, Krause & Company, LLP, independent public accountants, given on the authority of that firm as experts in accounting and auditing.

         The consolidated financial statements of Global Internet Communications, Inc. (n/k/a ProUroCare Medical Inc.) as of December 31, 2003, and for the year then ended, included in this prospectus, have been included herein in reliance on the report, which includes an explanatory paragraph relating to the Company's ability to continue as a going concern, of Manning Elliot, independent public accountants, given on the authority of that firm as experts in accounting and auditing.


                        CHANGES IN CERTIFYING ACCOUNTANT

         On April 20, 2004, the Company (formerly Global Internet Communications, Inc.) dismissed Manning Elliot as its independent auditors. The Company thereafter engaged Virchow, Krause & Company, LLP ("Virchow"), as its new independent auditors.

         Manning Elliot's independent auditor's report furnished in connection with the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 (filed with the SEC on March 30, 2004), contained an opinion raising substantial doubt about the Company's ability to continue as a going concern. The decision to dismiss Manning Elliot was made by the Company's reconstituted board of directors after the effectiveness of the Merger, and was made primarily because of the desire to retain the accounting firm which was familiar with the Company's operating business conducted through ProUroCare Inc. There were not, within the past two years, any disagreements with Manning Elliot that are known to the Company's management and relate to accounting principles or practice, financial disclosures or auditing scope or procedures.

         The Company requested that Manning Elliot furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter was filed as Exhibit
16.1 to a Current Report on Form 8-K/A filed on April 20, 2004.

         On April 20, 2004, the Company engaged Virchow as its independent public accountants for the fiscal year ending December 31, 2004. During the subsequent interim period preceding the engagement of Virchow, the Company did not consult Virchow on any matter requiring disclosure under Item 304(a)(2) of Regulation S-B promulgated by the SEC. The selection of Virchow as the Company's independent auditor was approved by the Company's board of directors.

         In the Company's two most recent fiscal years prior to the change in accountants and any subsequent interim period to the date of such change, the Company had not consulted with Virchow regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the registrant's financial statements, and neither a written report was provided to the registrant nor oral advice was provided that Virchow concluded was an important factor considered by the registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a "disagreement," as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a "reportable event," as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

                                   PROSPECTUS


                              _______________, 2004






                             PROUROCARE MEDICAL INC.





                        13,928,493 shares of common stock








Until ________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments for subscriptions.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



December 31, 2003 Financial Statements - Global Internet Communications, Inc.

      Independent Auditors' Report...........................................F-2

      Balance Sheets - as at December 31, 2003 and 2002......................F-3

      Statements of Operations - As at December 31, 2003 and 2002............F-4

      Statement of Cash Flow - as at December 31, 2003 and 2002..............F-5

      Statements  of  Stockholders'  Equity  from  October  22,  1998
      (Date  of Inception) to December 31, 2003).............................F-6

      Notes to Financial Statements..........................................F-7



December 31, 2003 Audited Financial Statements - ProUroCare Inc.

      Independent Auditors Report...........................................F-13

      Balance Sheets - December 31, 2003 and December 31, 2002..............F-14

      Statements of Operations - Years Ended December 31, 2003,
      December 31, 2002, and Period from August 17, 1999
      (Inception) to December 31, 2003......................................F-15

      Statements of Shareholder's Deficit...................................F-16

      Statements of Cash Flows - Years Ended December 31, 2003,
      December 31, 2002, and Period from August 17, 1999
      (Inception) to December 31, 2003......................................F-18

      Notes to Financial Statements.........................................F-19



June 30, 2004 Unaudited  Consolidated  Financial Statements -
 ProUroCare Medical Inc.

      Consolidated Balance Sheets...........................................F-32

      Consolidated Statements of Operations.................................F-33

      Consolidated Statements of Cash Flows.................................F-34

      Notes to Consolidated Financial Statements............................F-35

[GRAPHIC OMITTED][GRAPHIC OMITTED]


                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


To the Stockholders and Directors
of Global Internet Communications, Inc.
(A Development Stage Enterprise):

We have audited the accompanying balance sheets of Global Internet Communications, Inc. (A Development Stage Enterprise) as of December 31, 2003 and 2002 and the related statements of operations, stockholders' equity and cash flows accumulated for the period from October 22, 1998 (Date of Inception) to December 31, 2003 and the years ended December 31, 2003 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards used in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the aforementioned financial statements present fairly, in all material respects, the financial position of Global Internet Communications, Inc. (A Development Stage Enterprise), as of December 31, 2003 and 2002, and the results of its operations and its cash flows accumulated for the period from October 22, 1998 (Date of Inception) to December 31, 2003 and the years ended December 31, 2003 and 2002 in conformity with generally accepted accounting principles used in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenues and has conducted operations at a loss since inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ "Manning Elliott"

CHARTERED ACCOUNTANTS
Vancouver, Canada
March 23, 2004

                      GLOBAL INTERNET COMMUNICATIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS

                        As at December 31, 2003 and 2002
                            (Expressed in US dollars)

                                                          2003           2002
-------------------------------------------------------------------------------
Assets

Current Assets
      Cash                                             $ 105,980      $  96,987
      Prepaid Expenses                                        --             --
-------------------------------------------------------------------------------
Total Assets                                           $ 105,980      $  96,987
===============================================================================

Liabilities and Stockholders' Equity

Current Liabilities
      Accrued Liabilities                              $   2,500      $   3,813
      Advances From Related Parties (Note 6)              11,660          7,954
-------------------------------------------------------------------------------
Total Liabilities                                         14,160         11,767
-------------------------------------------------------------------------------

Contingent Liability (Note 1)

Stockholders' Equity

Common stock; 50,000,000 shares authorized
with $0.00001 par value; 2,000,000 and
 2,000,000 shares issued and outstanding,
  respectively                                                20             20

Additional Paid In Capital                               100,639        100,638

Donated Capital (Note 6(c))                               70,584         37,730

Deficit Accumulated During The
  Development Stage                                      (79,423)       (53,168)
-------------------------------------------------------------------------------
Total Stockholders' Equity                                91,820         85,220
-------------------------------------------------------------------------------
Total Liabilities And Stockholders' Equity             $ 105,980      $  96,987
===============================================================================

   The accompanying notes are an integral part of these financial statements.

                      GLOBAL INTERNET COMMUNICATIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS

                            (Expressed in US dollars)


                                      ACCUMULATED
                                         FROM
                                      OCTOBER 22,
                                         1998
                                      (DATE OF
                                      INCEPTION)
                                           TO        YEAR ENDED DECEMBER 31
                                      DECEMBER 31   -------------------------
                                         2003          2003           2002
-----------------------------------------------------------------------------
Revenue                               $        --   $        --   $        --
-----------------------------------------------------------------------------

Expenses
      Consulting (Note 6(c))               69,614        32,854        28,656
      Foreign exchange loss (gain)        (13,619)      (15,233)        1,675
      Interest and bank charges               189           102            87
      Office                                  387           223           164
      Professional fees                    15,930         8,086         7,600
      Rent (Note 6(d))                      8,937         2,211         3,820
      Telephone                               314            68           114
      Web design                              743            17            --
      Less: Interest income                (3,072)       (2,073)         (999)
-----------------------------------------------------------------------------
                                           79,423        26,255        41,117
-----------------------------------------------------------------------------
Net loss                                  (79,423)      (26,255)      (41,117)
=============================================================================
Basic and diluted net loss per share                      (0.01)        (0.02)
=============================================================================
Weighted average shares outstanding                   2,000,000     1,803,000
=============================================================================

   The accompanying notes are an integral part of these financial statements.

                      GLOBAL INTERNET COMMUNICATIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOW

                            (Expressed in US dollars)

                                       ACCUMULATED
                                           FROM
                                       OCTOBER 22,
                                           1998
                                        (DATE OF
                                        INCEPTION)
                                            TO       YEAR ENDED DECEMBER 31
                                       DECEMBER 31  -------------------------
                                           2003         2003          2002
-----------------------------------------------------------------------------
              OPERATING ACTIVITIES

     Net Loss                            $ (79,423)   $ (26,255)    $ (41,117)

     Adjustment to reconcile net
       loss to cash

        Value of services donated by
           related parties                  70,584       32,854        28,656

     Changes in operating assets and
     liabilities
        Decrease in prepaid expenses            --           --            19
        Increase (decrease) in accounts
         payable and accrued liabilities     2,500       (1,313)        3,807
-----------------------------------------------------------------------------
Net Cash Provided By (Used In)
   Operating Activities                     (6,339)       5,286        (8,635)
-----------------------------------------------------------------------------
Financing Activities

     Advances from Related Parties          11,660        3,706         4,988
     Proceeds from Issuance of
       Common Stock                        100,659            1       100,000
-----------------------------------------------------------------------------
Net Cash Provided By
  Financing Activities                     112,319        3,707       104,988
-----------------------------------------------------------------------------
Increase in Cash and Cash Equivalents      105,980        8,993        96,353

Cash and Cash Equivalents -
   Beginning of Year                            --       96,987           634
-----------------------------------------------------------------------------

Cash and Cash Equivalents - End of Year  $ 105,980    $ 105,980    $   96,987
=============================================================================
Non-Cash Financing Activities            $      --    $      --    $       --
=============================================================================
Supplemental Disclosure

     Interest paid                              --           --            --
     Income taxes paid                          --           --            --
=============================================================================


   The accompanying notes are an integral part of these financial statements.

                      GLOBAL INTERNET COMMUNICATIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF STOCKHOLDERS' EQUITY

                         From October 22, 1998 (Date of
                         Inception) to December 31, 2003
                            (Expressed in US dollars)



                                                                                       DEFICIT
                                                                                     ACCUMULATED          TOTAL
                                           COMMON STOCK     ADDITIONAL                DURING THE      STOCKHOLDERS'
                                                 PAR VALUE   PAID IN      DONATED    DEVELOPMENT         EQUITY
                                        SHARES    (.00001)   CAPITAL      CAPITAL       STAGE          (DEFICIENCY)
                                     ------------------------------------------------------------------------------
Balance on October 22, 1998
 (Date of inception)                           - $        - $         -  $         -  $         -     $           -

Common stock issued for cash               1,000          -           6            -            -                 6
-------------------------------------------------------------------------------------------------------------------

Balance on December 31, 1998 and 1999      1,000          -           6            -            -                 6

Common stock issued for cash           1,000,000         10         642            -            -               652

Common stock cancelled                   (1,000)          -           -            -            -                 -

Consulting and professional fees               -          -           -        3,181            -             3,181

Net loss for the year                          -          -           -            -       (3,165)           (3,165)

-------------------------------------------------------------------------------------------------------------------

Balance on December 21, 2000           1,000,000         10         648        3,181       (3,165)              674

Consulting and web design                      -          -           -        5,893            -             5,893

Net loss for the year                          -          -           -            -       (8,886)           (8,886)
-------------------------------------------------------------------------------------------------------------------

Balance on December 21, 2001           1,000,000         10         648        9,074      (12,051)           (2,319)

Common stock issued for cash           1,000,000         10      99,990            -            -           100,000

Consulting                                     -          -           -       28,656            -            28,656

Net loss for the year                          -          -           -            -      (41,117)          (41,117)
-------------------------------------------------------------------------------------------------------------------

Balance on December 21, 2002           2,000,000         20     100,638       37,730      (53,168)           85,220

Common stock issued for cash                   1          -           1            -            -                 1

Common stock cancelled                        (1)         -           -            -            -                 -

Consulting                                     -          -           -       32,854            -            32,854

Net loss for the year                          -          -           -            -      (26,255)          (26,255)
-------------------------------------------------------------------------------------------------------------------

Balance on December 31, 2003           2,000,000 $       20 $   100,639  $    70,584  $   (79,423)    $      91,820
===================================================================================================================

                    The accompanying notes form an integral part of these financial statements.


                       GLOBAL INTERNET COMMUNICATIONS INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                            (Expressed in US dollars)

1.     NATURE OF OPERATIONS AND CONTINUANCE OF BUSINESS

       The Company was incorporated under the laws of the State of Nevada on February 26, 2003 and is a development stage company, currently based in Vancouver, B.C., Canada. The Company was formed, solely for the purpose of effecting the change of domicile of its parent company. The Company's sole business activity involves the marketing of a licensed video streaming technology to the pharmaceutical industry.

       The Company's shares trade on the OTC Bulletin Board under the symbol GICI. On October 2, 2003 the Company filed and received articles of merger in the state of Nevada for the merger with its parent company, Global Internet Communications, Inc., a Canadian domiciled company (GIC Canada). Following the merger, the business of the Company is the businesses previously conducted by GIC Canada. These financial statements reflect operations since inception of GIC Canada on October 22, 1998.

       The Company is in the early development stage. In a development stage company, management devotes most of its activities in developing a market for its products. Planned principal activities have not yet begun. The ability of the Company to emerge from the development stage with respect to any planned principal business activity is dependent upon its successful efforts to raise additional equity financing and/or generate significant revenue. There is no guarantee that the Company will be able to raise further equity financing or sell any of its products at a profit. There is substantial doubt regarding the Company's ability to continue as a going concern.

       The Company has working capital of $91, 820 as at December 31, 2003. After the forgiveness of debt of $11,660 and the consulting services paid of $102,665 the Company will not have enough working capital to continue operations over the next twelve months.

       Management intends to overcome their lack of working capital by scaling down their operations until such time that financing can be secured. At the present time, the Company does not have any formal commitments for financing and can not give any assurance that they will be able to secure any financing. Management expects to seek financing through the issuance of equity in a private transaction.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       (a)    YEAR END

              The Company's fiscal year end is December 31.

       (b)    CASH AND CASH EQUIVALENTS

              Cash and cash equivalents presented in the financial statements, include short-term investments with maturities of three months or less at the time of purchase.

       (c)    CONCENTRATION OF CREDIT RISK

              Financial instruments that potentially subject the Company to credit risk consist principally of cash. Cash was deposited with high credit quality financial institutions.

       (d)    FOREIGN EXCHANGE

              Current monetary assets and liabilities of the Company which are denominated in foreign currencies are translated at the exchange rate in effect at the balance sheet dates. Revenues and expenses are translated at rates of exchange prevailing on the transaction dates. Exchange gains or losses on the realization of current monetary assets and the settlement of current monetary liabilities are recognized currently to operations.

       (e)    REVENUE RECOGNITION

              The Company will recognize revenue pursuant to the requirements of Statement of Position No. 97-2, "Software Revenue Recognition" (SOP 97-2), as amended by Statement of Position No. 98-9, "Software Revenue Recognition with Respect to Certain Arrangements."

              Under SOP 97-2, revenue attributable to an element in a customer arrangement is recognized when persuasive evidence of an arrangement exists and delivery has occurred, provided the fee is fixed or determinable, collectibility is probable and the arrangement does not require significant customization of the software. If at the outset of the customer arrangement, the Company determines that the arrangement fee is not fixed or determinable or that collectibility is not probable, the Company defers the revenue and recognizes the revenue when the arrangement fee becomes due and payable.

              The Company will account for the licensing fees on a gross basis pursuant to the requirements of Emerging Issues Task Force No. 99-19 (EITF 99-19).

              When determining whether to utilize gross or net recognition of license fees, the Company will consider the following criteria. The Company is the primary obligor to the transaction, the Company has full pricing latitude, the Company can modify the product specifications as it sees fit, the Company will perform part of the service to the end customer, the Company carries sole risk of physical inventory loss, the Company realizes full credit risk, and commission is not fixed.

              In determining the terms of our licensing agreement we examined the terms that were standard in the industry at the time. Our main pricing is structured on a schedule through either a pay-per-use or on a licensing basis. The pay-per-use pricing structure will require pharmaceutical broadcasters to pay the Company for the service based on the exact number of viewers and their accumulated viewing time connected to the broadcast. Fees range from $10 per hour for 10 or less viewers to $2,500 per hour for broadcasts with more than 5,000 viewers.

              The product will also be offered on a license basis. The license of the product to pharmaceutical companies will be based upon the number of viewers they anticipate will be viewing the broadcast and the duration of the license. Although the Company has not yet determined a set cost structure for the license, we anticipate annual fees ranging from $6,000 to $7,000 for 300 to 400 simultaneous viewers with graduated increases depending on the number of viewers over 400. The Company anticipates recognizing net income in the second quarter 2004.

       (f)    COMPREHENSIVE INCOME

              SFAS No. 130 establishes standards for reporting comprehensive income and its components in financial statements. As at December 31, 2003 the Company has no items that represent comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

       (g)    BASIC AND DILUTED NET INCOME (LOSS) PER SHARE

              The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share" (SFAS 128). SFAS 128 requires presentation of both basic and diluted earnings per share
              (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

        (h)   ACCOUNTING FOR STOCK-BASED COMPENSATION

              The Company does not have a stock option plan and has not previously issued stock in exchange for goods and services provided to the Company. The Company will account for stock issued for services to non-employees in accordance with SFAS No. 123 "Accounting for Stock-Based Compensation". Compensation expense is based on the fair market value of the stock award or fair market value of the goods and services received whichever is more reliably measurable.

       (i)    USE OF ESTIMATES

              The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. Actual results may differ from those estimates.

       (j)    FINANCIAL INSTRUMENTS

              The Company has the following financial instruments: cash, accrued liabilities, and advances from related parties. The carrying value of these financial instruments approximates their fair value based on their liquidity or their short-term nature.

       (k)    RECENT ACCOUNTING PRONOUNCEMENTS

              In December 2003, the United States Securities and Exchange Commission issued Staff Accounting Bulletin No. 104, "Revenue Recognition" (SAB 104), which supercedes SAB 101, "Revenue Recognition in Financial Statements." The primary purpose of SAB 104 is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, which was superceded as a result of the issuance of EITF 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." While the wording of SAB 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB 101 remain largely unchanged by the issuance of SAB 104. The adoption of SAB 104 did not have a material impact on the Company's financial statements.

              In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). The requirements of SFAS No. 150 apply to issuers' classification and measurement of freestanding financial instruments, including those that comprise more than one option or forward contract. SFAS No. 150 does not apply to features that are embedded in a financial instrument that is not a derivative in its entirety. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of non-public entities. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of SFAS No. 150 and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

              In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," which amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 expands the disclosure requirements of SFAS No. 123 to require more prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition provisions of SFAS No. 148 are effective for fiscal years ended after December 15, 2002. The disclosure provisions of SFAS No. 148 are effective for financial statements for interim periods beginning after December 15, 2002. The Company will adopt the disclosure requirements of SFAS No. 148 if stock-based compensation is awarded to employees.

              In June 2002, FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)". This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. The Company will adopt SFAS No. 146 on January 1, 2003. The adoption of this standard will not have a material effect on the Company's financial position and results of operations.

              FASB has also issued SFAS No. 145, 147 and 149 but they do not have any relationship to the operations of the Company therefore a description of each and their respective impact on the Company's operations have not been disclosed.

3.     INCOME TAXES

       Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted Statement of Financial Accounting Standards No. 109 ("SFAS 109") as of its inception. Pursuant to SFAS 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

4.     LICENSE

       On December 31, 2000, the Company entered into a worldwide, exclusive, non-transferable, non-assignable license agreement with KyxPyx Technologies, Inc. ("KyxPyx"), a private affiliated company based in
       British Columbia, Canada. The Company will market and sell via the internet, KyxPyx's internet streaming video technology to the pharmaceutical industry.

       The Company will pay KyxPyx royalties as follows: (a) 5% of net income after tax on the first $1,000,000; (b) 3% of net income after tax on the following $3,000,000; (c) 2% of net income after tax on the following $5,000,000; and (d) 1% of net income after tax above $9,000,0000.

4.     LICENSE

       The license agreement was renewed on December 31, 2003 and expires on December 31, 2006.

       GIC is affiliated with the licensor, KyxPyx Technologies. The companies' share a common officer in Kelly Myers who acts as GIC's Secretary and Chief Technology Officer and the President, CEO and director of KyxPyx Technologies'. Mr. Myers owns 21.8% of KyxPyx and 0.05% of GIC. The license agreement was entered into when Rory O'Byrne, the current President of the Company, was a director and the interim President of KyxPyx and the CEO of the Company. At the time Mr. O'Byrne owned 21.8% of KyxPyx Technologies and 75.0% of GIC. As of the balance sheet date he owned 0.0% KyxPyx Technologies and 45.0% of GIC. Subsequent to December 31, 2003 there is no affiliation due to the resignations by Myers and O'Byrne from the Board of Directors of the Company and the disposition of their shares.

5.     COMMON STOCK WARRANTS

       During the 2002 fiscal year, the Company issued 1,000,000 units at a price of $0.10 per unit pursuant to a Regulation A Offering to raise $100,000. Each unit consisted of one share of common stock and one share purchase warrant to purchase an additional share at a price of $0.125 until March 11, 2003, and thereafter at a price $0.15 until expiry on March 11, 2004.

6.     RELATED PARTY TRANSACTIONS/BALANCES

       (a) The balance of $1,400 (December 31, 2002 - $1,196) due to the President of the Company is non-interest bearing, unsecured and due on demand. This amount was forgiven on February 3, 2004 and the forgiveness will be treated as additional paid in capital.

       (b) The balance of $10,260 (December 31, 2002 - $6,758) due to a company with common directors and officers is non-interest bearing, unsecured and due on demand. This amount was forgiven on February 3, 2004 and the forgiveness will be treated as additional paid in capital.

       (c) Consulting services of $32,854 (2002 - $28,656) were donated by the President of the Company during the year and treated as donated capital. Value of services donated is calculated based on fair value.

       (d) Rent of $2,211 (2002 - $3,820) was paid to a company with common directors and officers during the year.

       (e) At the time the license referenced in Note 4 was executed GIC and KyxPyx were related by common principal shareholders. At the balance sheet date GIC's Secretary and CTO was the CEO, Director and a principal shareholder of KyxPyx.

7.     SUBSEQUENT EVENTS

       On January 1, 2004, Kelly Myers resigned as our Secretary and Chief Technology Officer. Burton Voorhees and Colin Campbell submitted their resignations to our Board of Directors. On February 16, 2004, Rory O'Byrne appointed R.J. Demman as Chief Executive Officer, Chief Financial Officer, and as a member of the Board of Directors and Mr. O'Byrne then tendered his resignation as Chief Executive Officer, Chief Financial Officer, and as a member of the Board of Directors.

       On February 2, 2004, Hampton Financial Partners Inc., released and forever discharged the Company of $11,660 in debt owed to Hampton Financial Partners and to the previous President of the Company.

       On January 30, 2004, the Company signed a letter of intent to acquire Pro Uro Care Inc. Pro Uro Care Inc. is an early-stage company formed to develop and market innovative products for the detection and treatment of male urologic prostate disease. In conjunction with the signing of the letter of intent the Company appointed R.J. Demman as its President and Chief Executive Officer. On March 11, 2004, the Company issued 500,000 shares to R.J. Demman for $5,000.

       In February, the Company paid consulting services of $95,000 plus $7,665 of expenses in connection with a consulting agreement dated January 5, 2004. The agreement is for a period of six months. The consultant is engaged to provide services in connection with the merger with or acquisition of a business or technology. The consultant has no other relationship to the Company, Pro Uro Care Inc. or R.J. Demman.

       On March 5 2004, the Company canceled 1,053,000 shares held by the previous officers and directors of the Company leaving 1,447,000 shares issued.

                         REPORT OF INDEPENDENT AUDITORS


Shareholders, Audit Committee and Board of Directors
ProUroCare, Inc.
Minnetonka, Minnesota

We have audited the accompanying balance sheets of ProUroCare, Inc. (a development stage company) as of December 31, 2003 and 2002, and the related statements of operations, shareholders' deficit and cash flows for the years then ended and the period from August 17. 1999 (inception) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting die amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ProUroCare, Inc. as of December 31, 2003 and 2002, and the results of its operations and its cash Rows for the years then ended and the period from August 17, 1999 (inception) to December 31, 2003, in conformity with accounting principles generally accepted in die United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has recurring operating losses, negative cash flows from operations, a working capital deficit, and a shareholders' deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota
January 14, 2004

                                PROUROCARE, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS



                                                DECEMBER 31,   DECEMBER 31,
                                                    2003           2002
                                                -----------    -----------
                   ASSETS

Current assets:

  Cash                                          $     8,968    $    14,996
  Deposit                                            30,000         67,375
  Other current assets                               14,469         10,743
                                                -----------    -----------
      Total current assets                           53,437         93,114

Equipment and furniture, net                          6,195          9,027
Debt issuance costs, net                             72,594             --
                                                -----------    -----------
                                                $   132,226    $   102,141
                                                ===========    ===========

   LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
  Line of credit, bank                          $   860,000    $        --
  Accounts payable                                  774,436        743,749
  Accrued expenses                                  404,779        118,582
  License obligation                                 25,000         25,000
  Due to CS Medical Technologies, LLC                26,000         26,000
  Due to Clinical Network, Inc.                      33,244        110,663
                                                -----------    -----------
          Total current liabilities               2,123,459      1,023,994
                                                -----------    -----------

Commitments and contingencies (note 7)

Shareholders' deficit:

  Common stock, $0.01 par. Authorized
  100,000,000 shares; issued and outstanding
  3,501,001 and 3,499,186 shares, respectively       35,010         34,992

  Additional paid-in capital                      3,831,750      3,268,691
  Deficit accumulated during the
   development stage                             (5,857,993)    (4,225,536)
                                                -----------    -----------
          Total shareholders' deficit            (1,991,233)      (921,853)
                                                -----------    -----------
                                                $   132,226    $   102,141
                                                ===========    ===========


                See accompanying notes to financial statements.

                                PROUROCARE, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS


                                                                  PERIOD FROM
                                                                AUGUST 17, 1999
                                YEAR ENDED       YEAR ENDED     (INCEPTION) TO
                               DECEMBER 31,     DECEMBER 31,      DECEMBER 31,
                                   2003             2002              2003
                              --------------   --------------   --------------
Operating expenses:
  Research and development    $      278,447   $    2,615,715   $    3,419,162
  General and administrative       1,239,053          986,629        2,313,080
                              --------------   --------------   --------------
   Total operating expenses        1,517,500        3,602,344        5,732,242
                              --------------   --------------   --------------
      Operating loss              (1,517,500)      (3,602,344)      (5,732,242)

Interest expense                     114,957           10,659          125,751
                              --------------   --------------   --------------
   Net loss                   $   (1,632,457)  $   (3,613,003)  $   (5,857,993)
                              ==============   ==============   ==============


                See accompanying notes to financial statements.

                                                PROUROCARE, INC.
                                         (A DEVELOPMENT STAGE COMPANY)

                                      STATEMENTS OF SHAREHOLDERS' DEFICIT


                                                                                       DEFICIT,
                                                                                     ACCUMULATED
                                                COMMON STOCK          ADDITIONAL      DURING THE       TOTAL
                                           ------------------------     PAID-IN      DEVELOPMENT   SHAREHOLDERS'
                                            SHARES        AMOUNT        CAPITAL         STAGE         DEFICIT
                                           ---------    -----------   -----------    -----------    -----------
BALANCE AT INCEPTION, AUGUST 17, 1999

Net loss for the period from
  inception to December 31, 1999                  --    $        --   $        --    $        --    $        --
                                           ---------    -----------   -----------    -----------    -----------
Balance, December 31, 1999                        --             --            --             --             --

Net loss for the year ended
  December 31, 2000                               --             --            --             --             --
                                           ---------    -----------   -----------    -----------    -----------
BALANCE, DECEMBER 31, 2000                        --             --            --             --             --

Issuance of common stock to                        2             --            20             --             20
founders at $10 per share on March
  1, 2001

Cancellation of founders' shares,                 (2)            --           (20)            --            (20)
  March 6, 2001

Recapitalization and transfer of           1,000,000         10,000       (10,000)            --             --
  common stock to Clinical Network,
    Inc. July 6, 2001

Issuance of common stock to CS             1,000,000         10,000       465,000             --        475,000
 Medical Technologies, LLC as
  consideration for technology
   license agreement on July 6, 2001,
    valued at $0.475 per share

Net loss for the year ended                       --             --            --       (612,533)      (612,533)
December 31, 2001
                                           ---------    -----------   -----------    -----------    -----------
BALANCE, DECEMBER 31, 2001                 2,000,000         20,000       455,000       (612,533)      (137,533)


Issuance of common stock valued at         1,333,333         13,333     1,700,267             --      1,713,600
 $1.29 per share to Profile LLC for
  technology license, January 14, 2002

Issuance of common stock at $7.00             14,738            148       103,018             --        103,166
  per share for services rendered,
   November 14, 2002

Issuance of common stock for cash            151,115          1,511       862,908             --        864,419
  at $7.00 per share on November 22,
   2002 net of costs of $193,386

Options to purchase 300,000 shares                --             --       124,583             --        124,583
 issued to officers and directors,
  valued at $1.38 per share, granted
  March 19, 2002; portion vested in 2002

Options to purchase 20,000 shares                 --             --        18,400             --         18,400
 issued to consultants for services
  rendered, valued at $1.38 per
   share, granted March 19, 2002;
    portion vested in 2002

Warrant for 10,000 shares valued                  --             --         4,025             --          4,025
at $1.38 per share, issued to a
director on April 19, 2002;
portion vested in 2002

Warrant for 500 shares valued at                  --             --           490             --            490
 $0.98 per share issued for
   services rendered, November 11, 2002
Net loss for the year ended                       --             --            --     (3,613,003)    (3,613,003)
 December 31, 2002
                                           ---------    -----------   -----------    -----------    -----------
BALANCE, DECEMBER 31, 2002                 3,499,186         34,992     3,268,691     (4,225,536)      (921,853)


                                               PROUROCARE, INC.
                                         (A DEVELOPMENT STAGE COMPANY)

                                STATEMENTS OF SHAREHOLDERS' DEFICIT (CONTINUED)


                                                                                       DEFICIT,
                                                                                     ACCUMULATED
                                                COMMON STOCK          ADDITIONAL      DURING THE       TOTAL
                                           ------------------------     PAID-TO      DEVELOPMENT   SHAREHOLDERS'
                                            SHARES        AMOUNT        CAPITAL         STAGE        DEFICIT
                                           ---------    -----------   -----------    -----------    -----------
BALANCE, DECEMBER 31, 2002                 3,499,186         34,992     3,268 691     (4,225,536)      (921,853)

Stock issued in lieu of cash for accounts      1,815             18        12,687             --         12,705
 payable, valued at $7.00 per share,
  February 25, 2003

Warrants for 64,287 shares valued at $0.90
 per share, issued to bank line credit
  guarantors, March 1, 2003                       --             --        57,858             --         57,858

Warrant for 7,143 shares valued at $0.90
 per share issued to director as a bank
  line of credit guarantor, March 1, 2003         --             --         6,429             --          6,429

Warrant for 30,716 shares issued for
 services rendered, valued at $6.09 per
  share, June 30, 2003                            --             --       187,060             --        187,060

Warrants for 75,002 shares valued at $1.08
 issued to bank line of credit guarantors,
  August 5, 2003                                  --             --        81,003             --         81,003

Warrant for 7,143 shares valued at $1.08
 per share, issued to director as a bank
  line of credit guarantor, August 5, 2003        --             --         7,714             --          7,714

Warrants for 21,429 shares valued at $1.02
 per share, issued to bank line of credit
  guarantors, September 11, 2003                  --             --        21,858             --         21,858

Warrant for 39,286 shares valued at $1.05
 per share, issued to bank line of credit
  guarantor, December 22, 2003                    --             --        41,250             --         41,250

Options to purchase 300,000 shares
 issued to officers and directors,
  valued at $1.38 per share, granted
  March 19, 2002; portion vested in 2003          --             --       133,400             --        133,400

Options to purchase 20,000 shares
 issued to consultants for services
  rendered, valued at $1.38 per
   share, granted March 19, 2002;
    portion vested in 2003                        --             --         6,900             --          6,900

Warrant for 10,000 shares valued
at $1.38 per share, issued to a
director on April 19, 2002;
portion vested in 2003                            --             --         6,900             --          6,900

Net loss for the year ended
 December 31, 2003                                --             --            --     (1,632,457)    (1,632,457)
                                           ---------    -----------   -----------    -----------    -----------
BALANCE, DECEMBER 31, 2002                 3,501,001    $    35,010   $ 3,831,750    $(5,857,993)   $(1,991,233)
                                           =========    ===========   ===========    ===========    ===========


                                See accompanying notes to financial statements.

                                      PROUROCARE, INC.
                               (A DEVELOPMENT STAGE COMPANY)

                                  STATEMENTS OF CASH FLOWS
                                         CUMULATIVE


                                                                                    PERIOD
                                                                                     FROM
                                                                                  AUGUST 17,
                                                                                     1999
                                                    YEAR ENDED     YEAR ENDED   (INCEPTION)TO
                                                   DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                       2003           2002           2003
                                                   -----------    -----------    -----------
Cash flows from operating activities:
  Net loss                                         $(1,632,457)   $(3,613,003)   $(5,857,993)
Adjustments to reconcile net loss to net cash
used in operating activities:
  Depreciation and amortization                          2,832          1,916          4,748
  Stock-based compensation                             147,200        147,008        294,208
  Issuance of common stock for services rendered            --        103,166        103,166
  Warrants issued for services                         187,060            490        187,550
  Amortization of debt issuance costs                  143,518             --        143,518
License rights expensed as research and
development, paid by issuance of common stock
to CS Medical Technologies, LLC                             --             --        475,000
License rights expensed as research and
development, paid by issuance of common stock
to Profile, LLC                                             --      1,713,600      1,713,600
Change in operating assets and liabilities:
  Deposits                                              37,375        (67,375)       (30,000)
  Other current assets                                  (3,726)       (10,743)       (14,469)
  Accounts payable                                      43,392        719,487        787,141
  Accrued expenses                                     286,197         92,349        404,779
  License obligation                                        --        (25,000)        25,000
                                                   -----------    -----------    -----------
    Net cash used in operating activities             (788,609)      (938,105)    (1,763,752)
                                                   -----------    -----------    -----------
Cash flows from investing activities:
  Purchases of equipment and furniture                      --        (10,396)       (10,943)
                                                   -----------    -----------    -----------
    Net cash used in investing activities                   --        (10,396)       (10,943)
                                                   -----------    -----------    -----------
Cash flows from financing activities:
  Net advances on line of credit, bank                 860,000           --          860,000
  Net advances from (payments to) Clinical
   Network, Inc.                                       (77,419)        73,078         33,244
  Net advances from CS Medical Technologies,
     LLC                                                    --         26,000         26,000
  Net proceeds from issuance of common stock                --        864,419        864,419
                                                   -----------    -----------    -----------
    Net cash provided by financing activities          782,581        963,497      1,783,663
                                                   -----------    -----------    -----------
    Net increase (decrease) in cash                     (6,028)        14,996          8,968

Cash, beginning of the period                           14,996             --             --
                                                   -----------    -----------    -----------
Cash, end of the period                            $     8,968    $    14,996    $     8,968
                                                   ===========    ===========    ===========
Supplemental cash flow information:
  Cash paid for interest                           $    39,585    $      --      $    39,585

  Non-cash investing and financing activities:
   Assumption of liabilities in the Profile,
     LLC transaction                               $        --    $    25,000    $    25,000

  Warrants issued for debt issuance costs              216,112             --        216,112

  Common stock issued in lieu of cash for
    accounts payable                                    12,705             --         12,705


                      See accompanying notes to financial statements.

                                 PROUROCARE INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

                 DECEMBER 31, 2003 AND 2002 AND THE PERIOD FROM
                AUGUST 17, 1999 (INCEPTION) TO DECEMBER 31, 2003


(1)    DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       (a) DESCRIPTION OF BUSINESS, DEVELOPMENT STAGE ACTIVITIES, AND BASIS OF PRESENTATION

              ProUroCare Inc. (the Company) is a development stage company that is developing diagnostic equipment and treatments for enlarged prostates and other male urological conditions. The Company's developmental activities have included the acquisition of several technology licenses, the development of a strategic business plan and a senior management team, product development, and fund raising activities.

              From its incorporation in August 1999, the Company had no activities. In July 2001, the Company issued 1,000,000 shares of common stock to Clinical Network, Inc. (CNI) and Clinical Network LLC (CN LLC), a related party to CNI. Also in July 2001 the
              Company issued 1,000,000 shares of common stock to CS Medical Technologies, LLC (CSM) in exchange for a license to certain microwave technology. In January 2002, the Company issued 1,333,333 shares to Profile LLC (Profile) in exchange for a license to certain imaging technology.

       (b)    CASH

              The  Company   maintains  its  cash  in  high  quality   financial
              institutions. The balances, at times, may exceed federally insured limits.

       (c)    INVENTORIES

              Inventories consist of purchased components for the Company's imaging equipment, are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

       (d)    EQUIPMENT AND FURNITURE

              Equipment and furniture are stated at cost and depreciated using the straight-line method over the estimated useful lives ranging from three to seven years. Maintenance, repairs, and minor renewals are expensed as incurred.

       (e)    LICENSE AGREEMENTS

              The costs associated with acquisition of licenses for technology are recognized at the fair value of stock and cash used as consideration. Fair value of stock for such transactions is determined by an independent valuation firm using forecasts of discounted cash flows provided by the Company. The annual discount rates used in these calculations reflect the high commercial risk of a development stage business and are typically within the range of 40-60%.

              Costs of acquiring technology which has no alternative future uses are expensed immediately as research and development expense.

       (f)    IMPAIRMENT  OF  LONG-LIVED  ASSETS  AND  LONG-LIVED  ASSETS  TO BE
              DISPOSED OF

              The Company reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

              During the years ended December 31, 2003 and 2002, and the period from August 17, 1999 (inception) to December 31, 2003, the Company did not record any impairment charge.

       (g)    STOCK-BASED COMPENSATION

              Effective August 17, 1999, the Company adopted the fair value recognition provisions of FASB Statement of Financial Accounting Standards (SFAS) No. 123 (SFAS 123), "Accounting for Stock-Based Compensation," to record option and warrant issuances, including stock-based employee compensation. The Company's policy is to grant stock options at fair value at the date of grant, and to record the expense at fair value as required by SFAS No. 123, using the Black-Scholes pricing model.

              At December 31, 2003, the Company has one stock-based employee compensation plan, which is described more fully in Note 10. Pursuant to SFAS 123, which was amended by SFAS 148, the stock-based compensation employee compensation cost and non-employee compensation cost related to stock options and warrants was $147,200, $147,008, and $294,208 for the years ended December 31, 2003 and 2002 and the period from August 17, 1999 (inception) to December 31, 2003, respectively.

              The estimated fair value of each option grant is estimated on the date of grant using the Black Scholes pricing model with the following weighted-average assumptions used for options granted during the year ended December 31, 2002: dividend yield and expected volatility of 0% each; risk-free interest rates of 5.28 each, and expected lives of ten years.

       (h)    FINANCIAL INSTRUMENTS

              The carrying amounts for all financial instruments approximates fair value. The carrying amounts for cash, accounts payable and accrued liabilities approximate fair value because of the short maturity of these instruments. The fair value of line of credit approximates the carrying amount based upon the Company's expected borrowing rate for debt with similar remaining maturities and comparable risk.

       (i)    RESEARCH AND DEVELOPMENT

              Expenditures for research and product development costs are expensed as incurred.

       (j)    DEBT ISSUANCE COSTS

              Debt issuance costs are amortized over the life of the loan using the straight-line method, which approximates the interest method.

       (k)    INCOME TAXES

              The Company utilizes the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to temporary differences between the financial statement and income tax reporting bases of assets and liabilities. Deferred tax assets are reduced by a valuation allowance to the extent that realization is not assured.

       (l)    ACCOUNTING ESTIMATES

              The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods. The Company's significant estimates include the determination of the fair value of its common stock and the valuation of license rights. Actual results could differ from those estimates.

       (m)    RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

              In June 2002, Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 146
              "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 requires the recognition of a liability for a cost associated with an exit or disposal activity when the liability is incurred versus the date the Company commits to an exit plan. In addition, SFAS No. 146 states the liability should be initially measured at fair value. The requirements of SFAS No. 146 are effective for exit or disposal activities that are initiated after December 31, 2002.

              The adoption of SFAS No. 146 did not have a material effect on the Company's financial position or results of operations or cash flow.

              In October 2002, the FASB issued SFAS No. 147, "Acquisitions of Certain Financial Institutions." SFAS No. 147 is effective October 1, 2002. The adoption of SFAS No. 147 did not have a material effect on the Company's financial position or results of operations or cash flow.

              In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities," effective for contracts entered into or modified after June 30, 2003. This amendment clarifies when a contract meets the characteristics of a derivative, clarifies when a derivate contains a financing component and amends certain other existing pronouncements. The adoption of SFAS No. 149 did not have a material effect on the Company's financial position or results of operations or cash flow.

              In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 is effective for financial instruments entered into or modified after December 15, 2004, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. SFAS No. 150 requires the classification as a liability of any financial instruments with a mandatory redemption feature, an obligation to repurchase equity shares, or a conditional obligation based on the issuance of a variable number of its equity shares. The Company does not have any financial instruments as defined by SFAS No. 150. The Company believes the adoption of SFAS No. 150 will not have a material effect on the Company's financial position or results of operations or cash flow.

              In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" (FIN 45). FIN 45 clarifies the requirements for a guarantor's accounting for and disclosure of certain guarantees issued and outstanding. The initial recognition and initial measurement provisions of FIN 45 are applicable to guarantees issued or modified after December 31, 2002. The disclosure requirements of FIN 45 are effective for financial statements for periods ending after December 15, 2002. The adoption of FIN 45 did not effect the Company's financial position or results of operations or cash flow.

              In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46). FIN 46 states that companies that have exposure to the economic risks and potential rewards from another entity's assets and activities have a controlling financial interest in a variable interest entity and should consolidate the entity, despite the absence of clear control through a voting equity interest. The consolidation requirements apply to all variable interest entities created after January 31, 2003. For variable interest entities that existed prior to February 1, 2003, the consolidation requirements are effective for annual or interim periods beginning after December 15, 2004. Disclosure of significant variable interest entities is required in all financial statements issued after January 31, 2003, regardless of when the variable interest was created. The Company does not expect the adoption of FIN 46 to have a material effect on its financial position or results of operations or cash flow.

(2)    LIQUIDITY

       The Company incurred a net loss of $1,632,457, $3,613,003, and $5,857,993 and negative cash flow from operating activities of $788,609, $938,105, and $1,763,752 for the years ended December 31, 2003 and 2002 and for the cumulative period from August 17, 1999 (inception) to December 31, 2003, respectively. From July 2001 through January 2002, the Company entered into several license arrangements to develop the licensed technologies into diagnostic equipment and treatments for enlarged prostates and other male urological conditions. The Company anticipates significantly increasing its expenditures for technology development activities and building the Company's infrastructure over the near term. Implementation of the Company's business plan is dependent upon the successful transition of its product development program into a viable product with market penetration and profitability and obtaining sufficient capital to fund these developmental activities.

       The Company sold 151,115 shares of its Common Stock at $7.00 per share in a private placement to accredited investors through November 2002. In addition, see note 12.

(3)    OTHER CURRENT ASSETS

       Other current assets consisted of the following at December 31:

                                                2003             2002
                                             ----------       ---------
                  Inventory                  $    7,590       $   7,590
                  Prepaids and other              6,879           3,153
                                             ----------       ---------
                                             $   14,469       $  10,743
                                             ==========       =========

(4)    EQUIPMENT AND FURNITURE

       Equipment and furniture consisted of the following at December 31:

                                                      2003       2002
                                                   ---------   --------
                  Computer equipment               $   6,664   $  6,664
                  Furniture                            4,279      4,279
                                                   ---------   --------
                                                      10,943     10,943
                  Less accumulated depreciation       (4,748)    (1,916)
                                                   ---------   --------
                                                   $   6,195   $  9,027
                                                   =========   ========


       Depreciation expense was $2,832, $1,916, and $4,748 for the years ended December 31, 2003 and 2002 and the period from August 17, 1999 (inception) to December 31, 2003, respectively.

(5)    ACCRUED EXPENSES

       Accrued expenses consisted of the following at December 31:

                                                      2003       2002
                                                   ---------   --------
                  Payroll and related taxes        $ 166,436   $      -
                  Development costs                   77,225     45,145
                  Directors' fees                     50,000     25,000
                  Accrued interest                    86,166     10,793
                  Other                               24,952     37,644
                                                   ---------   --------
                                                   $ 404,779   $118,582
                                                   =========   ========


(6)    LICENSE AGREEMENTS

       CS MEDICAL

       In July 2001, the Company licensed certain microwave technology from CS Medical Technologies, LLC (CSM). The worldwide, exclusive license is limited to the field of use of the treatment of enlarged prostates, prostate cancer, and other urological disorders, and terminates with the expiration of the last to expire patents that are the subject of the license and requires defined royalty payments.

       As consideration for the license, the Company exchanged 1,000,000 shares of its common stock valued at $475,000 by an independent appraiser. This consideration was expensed as research and development.

       PROFILE LLC

       In January 2002, Profile LLC (Profile) granted the Company an exclusive license for prostate imaging systems in exchange for 1,076,923 shares of the Company's common stock and the assumption of $25,000 of Profile net liabilities. The license requires royalties ranging from 1.05% to 3.05% of defined revenues. The Profile license required the Company to meet certain financial covenants. If these covenants were not met by December 31, 2002, either party had the right to terminate the license. In the event of termination by Profile, all the Company shares issued would be returned to the Company. If the Company terminated the license, then only 50% of the shares issued would have to be returned. On March 22, 2002, in exchange for eliminating these covenants the Company issued Profile an additional 256,410 shares of its common stock. The field of use for the exclusive license is limited to the diagnosis and treatment of enlarged prostate, prostate cancer, or other conditions of or disorders of the prostate which may be diagnosed, imaged, or treated using any diagnostic or imaging process. The license will terminate upon the later of the date of expiration of the last to expire patent included in the licensed technology or the date that the Company permanently ceases the sale of devises using the technology.

       The 1,333,333 shares of common stock were valued at $1,713,600 by an independent appraiser and have weighted average anti-dilution rights if the Company sells common stock at less than $5 per share. The aggregated stock and cash consideration for the Profile license was $1,738,600, which was expensed as research and development.

       RPI AGREEMENT

       In July 2001, the Company entered into a license agreement with Rensselaer Polytechnic Institute (RPI) to allow the Company to use Electrical Impedance Tomography technology developed and patented by RPI, on a worldwide, exclusive basis for the diagnosis and/or treatment of urological conditions. The license period continues until expiring of RPI patents, or on the fifth anniversary of the agreement if the Company has failed to develop a marketable product or process by that point.

       Consideration  for  the  license  was  $50,000,  payable  in two  $25,000 installments. The first installment was paid in August 2002 and the second installment was due December 31, 2003. Royalties are payable to RPI on the basis of fixed percentages of sales of products developed from the technology.

       The total consideration has been recognized as of the date of the agreement, with outstanding payments at the balance sheet dates included under the caption of license obligation. The license was expensed as research and development in fiscal 2001.

 (7)   COMMITMENTS AND CONTINGENCIES

       (a)    LEASE

              Through July 31, 2002 the Company leased administrative office space from a company owned by the Company's CEO on a month-to-month lease at a rate of $2,000 per month. Rent expense for the year ended December 31, 2001 was $6,000.

              On July 1, 2002, the Company entered into a sub-lease agreement for office space. The Company placed a $12,315 security deposit into escrow upon execution of the agreement. This agreement terminated on October 31, 2003, and the security deposit in escrow was released over the last two months of the sub-lease term to satisfy rental payment obligations. During this rental period, the Company sublet a portion of this office space on a month-to-month basis to an unaffiliated company owned by the Company's CEO. Beginning November 1, 2003 this unaffiliated company entered into a lease for the same office space, and rents a portion of the space to the Company on a month to month basis.

              Rent expense for the years ended December 31, 2003, and 2002 and the period from August 17, 1999 (inception) to December 31, 2003 was $38,053, $29,394 and $67,447, respectively.

       (b)    EMPLOYMENT AGREEMENTS

              The Company's Chief Executive Officer entered into an employment agreement effective January 1, 2002, continuing for an initial term of three years, thereafter renewing for successive two-year terms.

              The agreement specifies his basic salary and provides for bonuses based on the achievement of certain milestones, severance payments, and non-compete clause applicable for the period ending one year from termination. The agreement also includes provisions for the issuance of stock options that vest ratably over a 36-month period ending in December 2004.

       (c)    MANUFACTURING AGREEMENTS

              On June 14, 2002, the Company entered into agreements with two of its suppliers to complete the design, verification and validation, and establishment of a manufacturing capability for the Company's prostate examination system.

              Under the terms of the first such agreement, the Company will pay pre-determined hourly rates for the design and development work, with minimum payments for certain phases depending on successful completion of previous phases. Also under the terms of the agreement, on June 30, 2003 the Company issued to the supplier an immediately exercisable warrant for the purchase of 30,716 shares of its common stock with an exercise price of $1.00 per share expiring June 14, 2007. The agreement may be canceled by the Company with 30 days notice. The Company paid a total of $25,000 toward the first phase of development at signing, which was expensed in 2003. All other costs are expensed as incurred as research and development

              Under the terms of the second agreement, the Company will pay a fixed amount for prototype tooling and pre-determined hourly rates for engineering costs. A portion of the engineering costs will be paid by the issuance of shares of the Company's Common Stock based on the then current market price. In 2002, $74,970 of such costs were paid with 10,710 shares of Common Stock, and as of December 31, 2003 $77,225 of such costs were accrued to be paid with Common Stock. The five-year agreement (with automatic two-year extensions) describes various manufacturing goals and cost objectives, and requires that the Company repay the cost of manufacturing equipment over the first three years of production. The Company is not obligated to repay the cost of manufacturing until commencement of production. The Company paid a total of $80,000 toward the development and prototype tooling cost at signing, of which $50,000 was for engineering services and was expensed in 2002 as research and development, and $30,000 was recorded as a deposit for tooling and molds.

       (d)    LEGAL PROCEEDINGS

              The Company may be involved in legal proceedings in the ordinary course of business.

              The Company has been notified by a former officer who claims the Company owes him approximately $229,000 under the terms of his employment agreement. The Company believes the claims are without merit, and has not accrued a liability as of December 31, 2003 related to this claim.

              On July 31, 2003, the Company received a notice from Profile, L.L.C. ("Profile"), the licensor under a license agreement pursuant to which Profile licenses to the Company certain essential intellectual property needed to develop, manufacture and sell its Sensor Guided

              DRE(TM) product, that it believes the Company has breached material provisions of the license agreement. In addition to being the licensor under this license agreement, Profile is a major Company shareholder. Profile asserts that the Company has failed to advance the licensed technology as quickly as is required under the subject license agreement, and the license agreement provides Profile with the right to terminate the license agreement in the event of such failure. The Company believes that it is in compliance with the subject license agreement, and has advanced the licensed technology in conformity with such license agreement. To date, the licensor has not terminated said license agreement as a result of the alleged breach.

(8)    INCOME TAXES

       The  Company  has  generated  net  operating   losses  of   approximately
       $1,590,000 which, if not used, will begin to expire in 2021.

       The Company has recorded a full valuation allowance against its deferred tax asset due to the uncertainty of realizing the related benefits as follows:

                                                     2003               2002
                                                 -----------        -----------
       Net operating loss carryforwards          $   612,000        $   607,000
       Capitalized start up costs                  1,473,000            962,000
       Other                                          55,000               --
       Less: valuation allowance                  (2,140,000)        (1,569,000)
                                                 -----------        -----------
       Net deferred tax assets                   $         0        $         0
                                                 ===========        ===========


       The change in the valuation allowance was $571,000, $1,333,000, and $2,140,000 for the years ended December 31, 2003 and 2002 and the period from August 17, 1999 (inception) to December 31, 2003, respectively.

       Reconciliation between the federal statutory rate and the effective tax rated for the years ended December 31, 2003 and 2002 and the period from August 17, 1999 (inception) to December 31, 2003 is as follows:

                                                                     PERIOD FROM AUGUST
                                                                           17, 1999
                                                                        (INCEPTION) TO
                                               2003        2002       DECEMBER 31, 2003
                                             ---------   ---------   -------------------
       Federal statutory tax rate                (34.0)%     (34.0)%               (34.0)%
       State taxes, net of federal benefit        (4.5)       (4.5)                 (4.5)
       Change in valuation allowance              38.5        38.5                  38.5
                                             ---------   ---------   -------------------
       Effective tax rate                          0.0%        0.0%                  0.0%
                                             =========   =========   ===================


       Federal tax laws impose significant restrictions on the utilization of net operating loss carryforwards in the event of a change in ownership of the Company that constitutes an "ownership change," as defined by the Internal Revenue Code, Section 382. The Company's net operating loss carryforward may be subject to the above limitations.

(9)    LINE OF CREDIT

       On January 24, 2003 the Company obtained a $500,000 line of credit from a financial institution. The line of credit was collateralized by the Company's business assets and severally guaranteed by five individuals, including a director of the Company. In exchange for the personal guarantees, the Company issued to each guarantor a warrant to purchase one share of the Company's Common Stock at $7.00 dollars per share for every seven dollars guaranteed. A total of 71,430 shares are subject to these warrants, including 7,143 shares subject to the warrant issued to the Company director. The value of the warrants based on the Black-Scholes pricing model of $64,287 was expensed in 2003.

       In August 2003 the Company replaced the $500,000 credit line with a $1,000,000 line of credit from the same financial institution. The line of credit is collateralized by the Company's business assets and severally guaranteed by nine individuals, including the original five individuals noted above. In exchange for the personal guarantees, the Company issued to each guarantor a warrant to purchase one share of the Company's Common Stock at $7.00 dollars per share for every seven dollars guaranteed. A total of 142,860 shares are subject to these warrants, including 7,143 shares subject to the warrant issued to the Company director. The value of the warrants based on the Black-Scholes pricing model of $151,825 is being amortized over the life of the bank line of credit; $79,231 was expensed in 2003.

       The $1,000,000 line of credit matures on March 14, 2004 and bears interest at an annual rate of 6.5%, with accrued interest to be paid monthly.

       There can be no assurances that the Company will be able to close additional rounds of financing or obtain additional line of credit financing to fund developmental activities.

(10)   SHAREHOLDERS' EQUITY

       (a)    COMMON STOCK AND WARRANTS ISSUED RELATED PRIVATE PLACEMENT

              The Company issued 1,000,000 shares to CNI and CNI LLC in July 2001. In connection with the Company's license agreements with CSM and Profile, the Company issued 1,000,000 and 1,333,333 shares of common stock in 2001 and 2002, respectively.

              In connection with a private placement to accredited investors, the Company issued 151,115 shares of common stock in 2002. In addition, the Company issued warrants to purchase 15,116 shares of common stock to three individuals related to services rendered in connection with the private placement. These warrants are exercisable through November 2006 at $7.00 per share. The Company also issued 14,738 common shares to a consultant and a supplier for services rendered in 2002, and 1,815 common shares to a consultant in lieu of cash for accounts payable in 2003.

       (b)    STOCK OPTIONS

              In April 2002, the Company adopted a stock option plan covering the granting of options to employees and independent contractors.

              Under the plan, 500,000 shares of the Company's common stock are available for issuance. It permits the Company to grant both incentive and nonqualified options, stock appreciation rights, stock awards, restricted stock awards, performance shares, and cash awards.

              The exercise price for all options shall be determined by the board of directors. The term of each stock option and period of exercisability will also be set by the board of directors, but will not exceed a period of ten years and one day from grant date or on conclusion of an initial public offering or merger with a public entity, if earlier. The agreement also includes provisions for anti-dilution of options.

              In March 2002, the Company granted an aggregate of 300,000 employee stock options to officers and directors that are exercisable at $3.40 per share. The officer's options vest ratably over a 36-month period ending December 2004, while the director's options vest ratably over a 24-month period ending April 2004. In accordance with SFAS No. 123, "Accounting for Stock-Based Compensation," the Company has elected to utilize the fair-value method of accounting for these options. An aggregate of $140,300, $128,608, and $268,908 of stock-based compensation related to these options was recognized in the years ended December 31, 2003, 2002 and the period from August 17, 1999 to December 31, 2003, respectively.

              In April 2002, the Company issued a nonqualified stock option to a consultant to acquire 10,000 shares of common stock at $3.40 per share. This option vested over a 6-month period ended October 2002. At the same time, the Company also issued a nonqualified stock option to a consultant to acquire 10,000 shares of common stock at $3.40 per share. This option vests ratably over a two-year period ending April 2004. An aggregate of $6,900, $18,400, and $25,300 of stock-based compensation related to these options was recognized in the years ended December 31, 2003 and 2002, and the period from August 17, 1999 (inception) to December 31, 2003, respectively.

              Stock option  activity is as follows for the years ended  December
              31:

                                                OPTIONS          EXERCISE PRICE
                                        -------------------   ------------------
                                          2003       2002       2003       2002
                                        --------   --------   --------  --------
              Outstanding, January 1     320,000         --   $   3.40  $     --
               Granted                        --    320,000         --      3.40
               Exercised                      --         --         --        --
               Forfeited                 (50,000)        --   $   3.40        --
                                        --------   --------   --------  --------
              Outstanding, December 31   270,000    320,000   $   3.40  $   3.40
                                        ========   ========   ========  ========

              There  were  270,000  options   outstanding  and  205,278  options
              exercisable at December 31, 2003 at an exercise price of $3.40 per share, with a weighted-average contractual life of 5.36 years.

              The Black-Scholes option-pricing model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option pricing models require the input of highly subjective assumptions. Because the Company's employee and consultant stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, the existing models may not necessarily provide a reliable single measure of the fair value of the Company's employee stock options. Using the foregoing assumptions, the fair value of each option granted during the year ended December 31, 2002 was $1.38.

       (c)    WARRANTS

              In accordance with SFAS No. 123, "Accounting for Stock-Based Compensation," the Company has elected to utilize the fair-value method of accounting for warrants issued as compensation.

              In March 2002, the Company granted a warrant to purchase 10,000 shares of common stock to a director that is exercisable at $3.40 per share. This warrant vests ratably over a 24-month period ending April 2004, and is exercisable through April 2012. An aggregate of $6,900, $4,025 and $10,925 of stock-based compensation related to this warrant was recognized in the years ended December 31, 2003 and 2002, and the period from August 17, 1999 (inception) to December 31, 2003, respectively.

              In November 2002, the Company granted a warrant to purchase 500 shares of common stock to a consultant for services rendered. This warrant is exercisable through November 2007 at $7.00 per share. An aggregate of $490 of stock-based compensation related to this warrant was recognized in the year ended December 31, 2002.

              In March 2003, the Company issued warrants to purchase 64,287 shares of common stock to four individuals in exchange for their guaranteeing a bank line of credit. At the same time, the Company issued a warrant to purchase 7,143 shares of common stock to a director in exchange for guaranteeing the bank line of credit. These warrants are exercisable through February 2008 at $7.00 per share. An aggregate of $64,287 of debt issuance cost related to these warrants was recorded in the year ended December 31, 2003.

              In August 2003, the Company issued warrants to purchase 75,002 shares of common stock to five individuals in exchange for their guaranteeing a new bank line of credit. At the same time, the Company issued a warrant to purchase 7,143 shares of common stock to a director in exchange for guaranteeing the bank line of credit. These warrants are exercisable through August 2008 at $7.00 per share. An aggregate of $88,717 of debt issuance cost related to these warrants was recorded in the year ended December 31, 2003.

              In September and December 2003, the Company issued additional warrants to purchase 21,429 and 39,286 shares of common stock, respectively, to three individuals in exchange for their guaranteeing additional amounts under the existing bank line of credit. These warrants are exercisable through September and December 2008, respectively, at $7.00 per share. An aggregate of $63,108 of debt issuance cost related to these warrants was recorded in the year ended December 31, 2003.

            In total, warrants to purchase 214,290 shares of common stock were issued in relation to the bank line of credit guarantees, and an aggregate of $216,112 of debt issuance cost related to these warrants was recorded in the year ended December 31, 2003. The debt issuance cost is amortized over the life of the bank line of credit. The amount of debt issuance cost amortized in the year ended December 31, 2003 was $143,518 with the balance to be amortized during the year ending December 31, 2004. Each such warrant is price protected, such that if the price of the Company's current private placement financing is less than $9.50 per share, the warrant exercise price shall be reduced in proportion to the reduction of the final offering price ("the final price") from $9.50. However, the warrant exercise price will not be reduced to an amount less than $5.00 per share unless the final price is less than $5.00, in which case the exercise price will be equal to the final price. In addition, each such warrant is dilution protected, such that if the final price is less than $9.50 per share, additional shares may be purchased. The number of shares subject to these warrants will be determined by multiplying the number of original shares by the ratio of obtained by dividing $9.50 by the final price. Significant compensation expense related to these warrants may be recognized in future periods when the final price is determined.

              In June 2003, under the terms of an agreement with a supplier, the Company issued a warrant to purchase 30,716 shares of common stock. This warrant is exercisable through June 2007 at $1.00 per share. The value of $187,060 related to this warrant was recognized in the year ended December 31, 2003.

              Warrant activity is as follows for the years ended December 31:

                                             WARRANTS          EXERCISE PRICE
                                        -----------------   -------------------
                                           2003      2002       2003       2002
                                        -------   -------   --------   --------
              Outstanding, January 1     25,616        --   $   5.59   $     --
                Granted                 245,006    25,616       6.25       5.59
                Exercised                    --        --         --         --
                Forfeited                    --        --         --         --
                                        -------   -------   --------   --------
              Outstanding, December 31  270,622    25,616   $   6.19   $   5.59
                                        =======   =======   ========   ========

              The weighted-average fair value of the warrants granted during the years ended December 31, 2003 and 2002 was $1.65 and $1.11, respectively.

              The fair value of stock warrants is the estimated present value at
              grant  date  using  the  Black-Scholes   pricing  model  with  the
              following weighted average assumptions:

                                                        2003            2002
                                                     ---------      ----------
               Risk-free interest rate                    3.03%           4.24%
               Expected life                         4-5 years      4-10 Years
               Expected volatility                         0.0%            0.0%
               Expected dividend rate                      0.0%            0.0%


(11)   RELATED PARTIES

       A director of the Company is also a director of CSM. In April and May 2002, CSM loaned a total of $51,000 to the Company. In June 2002, the Company repaid $25,000 to CSM. The Company accrues interest on this debt at an annual rate of 5%. Interest expense on the loan was $1,300, $1,057, and $2,357 for the years ended December 31, 2003 and 2002, and the period from August 17, 1999 (inception) to December 31, 2003, respectively. The remaining balance of $26,000 is unsecured and due upon demand.

       The Company's former President (until October, 2003) was also President of Profile prior to the January 2002 license transaction. In February 2003, the Company advanced $10,000 to the President, of which $9,985 was outstanding at December 31, 2003. Two of the Company's directors are managing members of Profile.

       The Company's CEO and a Company director are also directors of CNI and CN LLC. From October 2001 through May 2002 CNI loaned a total of $123,616 to the Company. The Company accrues interest on this debt at an annual rate of 5%. Interest expense on the loan was $2,214, $5,193, and $7,542 for the years ended December 31, 2003 and 2002, and the period from August 17, 1999 (inception) to December 31, 2003, respectively. In March, June and November, 2002 the Company repaid $950, $10,000 and $2,000 to CNI, respectively. In February and December, 2003 the Company repaid $80,328 and $2,419 to CNI, respectively.

       In July, 2003 the Company borrowed $60,000 from the Company's CEO and a director under the terms of an unsecured promissory note. The note bore simple interest at 6.5% per annum. In August and September, the Company repaid the note and the accrued interest thereon.

(12)   SUBSEQUENT EVENT (UNAUDITED)

       The Company has undertaken to raise additional capital sufficient to fund the development and market launch of its diagnostic imaging system through the simultaneous merger with the acquisition subsidiary of a publicly held company and sale of stock. The proceeds will be used to pay existing liabilities and further develop the Company's product. The Company has secured a $1,000,000 line of credit with a financial institution to fund operations until March 14, 2004. On January 30, 2004, the Company entered into a non-binding letter of intent to merge into a wholly owned subsidiary of Global Internet Communications, Inc. ("Global"), a publicly traded corporation, with the Company being the surviving corporation to the merger. In addition, Global intends to raise proceeds through a private placement of common stock. The private placement is being prepared jointly by the Global and the Company. The net proceeds of the private placement, if any, will be placed into escrow pending the consummation of the merger and the closing of the private placement. There can be no assurances that the Company will be able to close the merger and sale of stock or obtain additional line of credit financing to fund developmental activities.


Item 1.  Financial Statements

ProUroCare Medical Inc. (formerly Global Internet Communications, Inc.)
Consolidated Balance Sheets

                                                                June 30,     December 31,
                                                                  2004          2003
Assets                                                        (Unaudited)    (Audited)
                                                              -----------    -----------
Current assets:
      Cash                                                    $ 2,073,047    $     8,968
      Deposit                                                      30,000         30,000
      Other current assets                                         47,531         14,469
                                                              -----------    -----------
                      Total current assets                      2,150,578         53,437
Equipment and furniture, net                                        4,779          6,195
Debt issuance costs, net                                             --           72,594
                                                              -----------    -----------
                                                              $ 2,155,357    $   132,226
                                                              ===========    ===========
Liabilities and Shareholders' Equity (Deficit)
Current liabilities:
      Line of credit, bank                                    $      --      $   860,000
      Notes payable                                               650,000           --
      Accounts payable                                            539,210        774,436
      Accrued expenses                                            227,795        404,779
      License obligation                                             --           25,000
      Due to CS Medical Technologies, LLC                            --           26,000
      Due to Clinical Network, Inc.                                 8,943         33,244
                                                              -----------    -----------
                      Total current liabilities                 1,425,948      2,123,459

Shareholders' equity (deficit:)
      Common stock, $0.00001 par value. Authorized
          100,000,000 shares; issued and outstanding
          13,803,613 and 10,503,003 shares on June 30, 2004
          and December 31, 2003, respectively                         138            105
      Additional paid-in capital                                7,521,153      3,866,655
      Deficit accumulated during the development stage         (6,791,882)    (5,857,993)
                                                              -----------    -----------
                      Total shareholders' equity (deficit)        729,409     (1,991,233)
                                                              -----------    -----------
                                                              $ 2,155,357    $   132,226
                                                              ===========    ===========


                See accompanying notes to financial statements.

ProUroCare Medical Inc. (formerly Global Internet Communications, Inc.) Consolidated Statements of Operations
(Unaudited)


                                                                                                     Period from
                                                                                                    August 17,1999
                                     Three months ended June 30,      Six months ended June 30,      (inception)
                                    ----------------------------    ----------------------------     to June 30,
                                        2004            2003            2004            2003            2004
                                    ------------    ------------    ------------    ------------    ------------
Operating expenses:
       Research and development     $     22,230    $    187,060    $     22,230    $    276,197    $  3,441,392
       General and administrative        565,542         342,638         856,253         715,351       3,169,333
                                    ------------    ------------    ------------    ------------    ------------
         Total operating expenses        587,772         529,698         878,483         991,548       6,610,725
                                    ------------    ------------    ------------    ------------    ------------
            Operating loss              (587,772)       (529,698)       (878,483)       (991,548)     (6,610,725)
Interest income                           (7,419)           --            (7,419)           --            (7,419)
Interest expense                          27,452          26,777          62,825          50,666         188,576
                                    ------------    ------------    ------------    ------------    ------------
            Net loss                $   (607,805)   $   (556,475)   $   (933,889)   $ (1,042,214)   $ (6,791,882)
                                    ============    ============    ============    ============    ============

Net loss per common share:
       Basic and diluted            $      (0.04)   $      (0.05)   $      (0.08)   $      (0.10)   $      (1.13)

Weighted average number
 of shares outstanding:
       Basic and diluted              13,593,075      10,503,003      12,039,503      10,503,003       6,017,258


                See accompanying notes to financial statements.


ProUroCare Medical Inc. (formerly Global Internet Communications, Inc.)
Consolidated Statements of Cash Flows
(Unaudited)

                                                                                                 Period from
                                                                                                August 17,1999
                                                                     Six months ended June 30,   (inception)
                                                                    --------------------------    to June 30,
                                                                        2004          2003           2004
                                                                    -----------    -----------    -----------
Cash flows from operating activities:
     Net loss                                                       $  (933,889)   $(1,042,214)   $(6,791,882)
     Adjustments to reconcile net loss to net cash
        used in operating activities:
            Depreciation and amortization                                 1,416          2,138          6,164
            Stock-based compensation                                     75,945         79,374        370,153
            Issuance of common stock for services rendered                   --             --        103,166
            Warrants issued for services                                309,794        187,060        497,344
            Amortization of debt issuance costs                          72,594         51,858        216,112
            License rights expensed as research and development,
               paid by issuance of common stock to CS Medical
               Technologies, LLC                                             --             --        475,000
            License rights expensed as research and development,
               paid by issuance of common stock to Profile, LLC              --             --      1,713,600
            Changes in operating assets and liabilities:
               Deposits                                                      --            (41)       (30,000)
               Other current assets                                     (33,062)       (17,142)       (47,531)
               Accounts payable                                        (235,226)        90,278        551,915
               Accrued expenses                                         (99,759)       208,723        305,020
               License obligation                                       (25,000)            --             --
                                                                    -----------    -----------    -----------
                  Net cash used in operating activities                (867,187)      (439,966)    (2,630,939)
                                                                    -----------    -----------    -----------
Cash flows from investing activities:
     Purchases of equipment and furniture                                    --             --        (10,943)
                                                                    -----------    -----------    -----------
                  Net cash used in investing activities                      --             --        (10,943)
                                                                    -----------    -----------    -----------
Cash flows from financing activities:
     Net advances from (payments to) line of credit, bank              (860,000)       500,000             --
     Payment for recession of common stock                             (100,000)            --       (100,000)
     Net advances from (payments to) Clinical Network, Inc.             (24,301)       (75,000)         8,943
     Net advances from (payments to) CS Medical Technologies, LLC       (26,000)            --             --
     Cost of reverse merger                                            (143,933)            --       (143,933)
     Net proceeds from issuance of common stock                       4,085,500             --      4,949,919
                                                                    -----------    -----------    -----------
                  Net cash provided by financing activities           2,931,266        425,000      4,714,929
                                                                    -----------    -----------    -----------
                  Net increase (decrease) in cash                     2,064,079        (14,966)     2,073,047

Cash, beginning of the period                                             8,968         14,996             --
                                                                    -----------    -----------    -----------
Cash, end of the period                                             $ 2,073,047    $        30    $ 2,073,047
                                                                    ===========    ===========    ===========
Supplemental cash flow information:
     Cash paid for interest                                         $    52,248    $    19,630    $    91,290
     Non-cash investing and financing activities:
        Assumption of liabilities in the Profile, LLC transaction   $        --    $        --    $    25,000
        Warrants issued for debt issuance costs                     $        --    $    64,287    $   216,112
        Issuance of note payable for redemption of common stock     $   650,000    $        --    $   650,000
        Common stock issued in lieu of cash for accounts payable    $    77,225    $    12,705    $   180,391


                See accompanying notes to financial statements.

                             ProUroCare Medical Inc.
                 (formerly Global Internet Communications, Inc.)
                   Notes to Consolidated Financial Statements
                   June 30, 2004 and 2003 and the period from
                  August 17, 1999 (inception) to June 30, 2004

                                   (Unaudited)

Note 1.  Summary of Significant Accounting Policies

      Description of Business, Development Stage Activities, and Basis of Presentation. ProUroCare Medical Inc. (formerly Global Internet Communications, Inc.) (the "Company") is a development stage company that is developing diagnostic equipment and treatments for enlarged prostates and other male urological conditions. The Company's developmental activities have included the acquisition of several technology licenses, the development of a strategic business plan and a senior management team, product development, and fund raising activities.

      On April 20, 2004 Global Internet Communications Inc ("GICI") filed a Current Report on Form 8-K with the Securities and Exchange Commission reporting the merger of GIC Acquisition Corp. ("Acquisition Co.") (then a wholly owned subsidiary of GICI), with and into ProUroCare Inc. ("ProUroCare") (Note 2). As described in the Current Report, for accounting purposes, the merger was accounted for as a reverse acquisition, with ProUroCare remaining as the surviving company and a wholly owned operating subsidiary of GICI. The historical financial statements of ProUroCare become the historical financial statements of GICI, and the assets and liabilities of GICI are accounted for as required under the purchase method of accounting. Results of operations of GICI are included in the financial statements from April 5, 2004, the effective date of the merger. All share data has been restated to give effect of the merger under which each ProUroCare share was converted into 3 shares of GICI (Note 3).

      Change of Name; Trading Symbol. Effective April 26, 2004, the Company changed its name from Global Internet Communications, Inc. to ProUroCare Medical Inc., pursuant to a short-form merger with a wholly owned subsidiary formed for the sole purpose of effecting the name change, as allowed under Nevada corporate law. On May 5, 2004 the Company's trading symbol changed to "PRRC".

      Interim Financial Information. The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the "SEC") for interim financial information. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. Operating results for the three and six months ended June 30, 2004 are not necessarily indicative of the results that may be expected for the year ending December 31, 2004. The accompanying financial statements and related notes should be read in conjunction with the audited financial statements of ProUroCare Medical Inc. (formerly Global Internet Communications, Inc.), and notes thereto, for the fiscal year ended December 31, 2003, contained in its Annual Report on Form 10-KSB for the year ended December 31, 2003 and with ProUroCare's audited financial statements, and notes thereto, for the fiscal year ended December 31, 2003, included as an exhibit to our Current Report on Form 8-K, filed on April 20, 2004.

      The financial information furnished reflects, in the opinion of management, all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the results of the interim periods presented.

      Revenue Recognition. ProUroCare will recognize revenue from the sale of proposed systems when delivered to the customer, and will recognize revenue from disposable product sales at the time of shipment. The Company anticipates placing systems with customers under a variety of programs for both evaluation and long-term use, retaining ownership of these systems. Revenue will be recognized when title is transferred to the customer. These programs are designed to expand access to the technology, and thus expand the market for related disposable products. This generally allows the charging of a higher price for each disposable product.

      Research and Development Costs. Research and development costs are expensed as incurred.

      Net Loss Per Common Share. Basic and diluted loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding for the reporting period. Stock options and warrants are included in the calculation of diluted net income per share, using the treasury stock method, when the result is anti-dilutive. For both the three and six months ended June 30, 2004, 1,285,000 options and 3,545,631 warrants were excluded since their effect is anti-dilutive. For both the three and six months ended June 30, 2003, 320,000 options and 1,481,887 warrants were excluded since their effect is anti-dilutive.

      Stock-Based Compensation. Effective August 17, 1999, the Company adopted the fair value recognition provisions of FASB Statement of Financial Accounting Standards (SFAS) No. 123 (SFAS 123), "Accounting for Stock-Based Compensation," to record option and warrant issuances, including stock-based employee compensation. The Company's policy is to grant stock options at fair value at the date of grant, and to record the expense at fair value as required by SFAS No. 123, using the Black Scholes pricing model.

      At June 30, 2004, the Company has one stock-based employee compensation plan. ProUroCare adopted a stock option plan in April, 2002 covering the granting of options to employees and independent contractors. It permits the Company to grant both incentive and nonqualified options, stock appreciation rights, stock awards, restricted stock awards, performance shares and cash awards.

      The estimated fair value of each option grant is estimated on the date of grant using the Black Scholes pricing model using certain assumptions for expected dividend yield, volatility; risk-free interest rates and expected option lives.

Note 2.  Merger

      Merger. Pursuant to an Agreement and Plan of Merger and Reorganization dated as of April 2, 2004 (the "Merger Agreement"), by and among the Company, GIC Acquisition Corp., a Minnesota corporation and wholly owned subsidiary of the Company ("Acquisition Co.") and ProUroCare Inc., a privately held Minnesota corporation ("ProUroCare"), Acquisition Co. merged with and into ProUroCare, with ProUroCare remaining as the surviving company and a wholly owned operating subsidiary of the Company (such transaction is hereinafter referred to as the "Merger"). The Merger was effective as of April 5, 2004, when articles of merger were filed with the Minnesota Secretary of State. On April 5, 2004, the Company announced the effectiveness of the Merger through a press release and subsequent Current Report on Form 8-K, filed on April 20, 2004.

      Prior to the Merger, one ProUroCare shareholder, Profile, L.L.C. ("Profile") had dissented from the Merger proposal as the registered holder of securities beneficially owned by certain shareholders holding, in the aggregate, 308,465 shares of ProUroCare's common stock. As described below, Profile and ProUroCare entered into an agreement relative to these dissenting shareholders.

      Concurrent with the consummation of the Merger, ProUroCare delivered definitive documents related, among other things, to the purchase of 300,000 shares of ProUroCare common stock from the dissenting shareholders for $750,000; and shareholders beneficially holding the remaining 8,465 shares of ProUroCare common stock withdrew their dissents from the Merger. These redemption transactions had the result of decreasing the aggregate number of shares of ProUroCare common stock outstanding immediately prior to the Merger, and thereby reduced the anticipated total number of shares of common stock of the Company issued and outstanding immediately after the Merger.

      At the effective time of the Merger, the legal existence of Acquisition Co. ceased, and all 3,501,001 shares of common stock of ProUroCare that were outstanding immediately prior to the Merger and held by ProUroCare shareholders were cancelled, with one share of ProUroCare common stock issued to the Company. Simultaneously, the former shareholders of ProUroCare common stock received an aggregate of 9,603,003 shares of common stock of the Company, representing approximately 82.1% of the Company's common stock outstanding immediately after the Merger.

      Settlement of Dispute with Profile L.L.C. Prior to the Merger, ProUroCare was involved in a dispute with a significant shareholder, Profile, which also licenses to ProUroCare certain intellectual property essential to the development of the ProUroCare's main product, the Sensor Guided DRE(TM), pursuant to a License Agreement (the "License Agreement"). Profile had alleged that ProUroCare was in default of the License Agreement; and ProUroCare had denied such default. Furthermore, the closing of the Offering was contingent upon ProUroCare's resolving such dispute with Profile.

      On March 23, 2004, ProUroCare and Profile entered into a Letter of Understanding pursuant to which they agreed (effective upon April 5, 2004) to the following, among other things:

      o Profile withdrew its default letters and waived all existing defaults under the License Agreement.

      o ProUroCare committed to spend at least $1,200,000 in connection with the development of the Sensor Guided DRE(TM).

      o ProUroCare purchased 300,000 of the 308,465 (preconversion) shares with respect to which dissenters' rights were exercised, for an aggregate purchase price of $750,000, of which $100,000 was paid on April 5, 2004. The remaining $650,000 is payable in two equal quarterly installments of $325,000 commencing ninety days after April 5, 2004, pursuant to promissory a note. This note is secured by all of the assets of ProUroCare. Dissents for the remaining 8,465 shares were withdrawn, and participated in the Merger.

      o Maurice Taylor, Chairman of ProUroCare (and the Company's Chairman), agreed to certain restrictions on the sale of the shares of ProUroCare (and shares of common stock of the Company) owned by him until the above-described promissory note in favor of Profile is paid in full.

      o ProUroCare committed to provide Profile (the owner of 3,084,999 shares of the Company's common stock following the Merger) certain registration rights.

      Private Placement of the Company's Common Stock. In connection with the Merger Agreement, the Company commenced a private placement offering of a minimum of 1,500,000 and a maximum of 3,000,000 shares (including an available overallotment) of common stock pursuant to Rule 506 promulgated under the Securities Act of 1933, as amended. Shares of common stock issued and issuable in the private placement are not registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or the availability of an applicable exemption therefrom. The initial closing occurred on April 5, 2004, at which time the Company issued 1,980,000 shares at $2.00 per share, aggregating to gross proceeds of $3.96 million. As of June 30, 2004, the Company issued an additional 85,000 shares at $2.00 per share, aggregating to gross proceeds of $170,000.

      As part of the private placement, a consultant was engaged by the Company to provide financial-advisory services to the Company. Under terms of the consulting arrangement, the consultant was paid $27,000, and issued a warrant for 300,000 shares of common stock upon the first closing of the private placement. The warrant has a three-year term and is exercisable at $2.00 per share. Costs associated with the private placement were $44,500 during the six months ended June 30, 2004, including amounts paid to the consultant.

Note 3.  Shareholders' Equity

      On February 16, 2004 Raymond John Demman was appointed as Chief Executive Officer, Chief Financial Officer, and Director of the Company. Also on that date, the Board of Directors authorized the issuance of 500,000 shares of the Company's common stock to Mr. Demman in exchange for $5,000.

      On March 5, 2004 the Company redeemed 1,053,000 shares of common stock held by the Company's previous officers and directors for no consideration.

      On March 26, 2004 the Company issued 650,000 shares of common stock to two consultants pursuant to consulting agreements. The value of these services (approximately $102,000) was expensed in the first quarter of 2004.

      At the effective time of the Merger ProUroCare purchased 300,000 shares with respect to which dissenters rights were exercised. The remaining 3,201,001 shares of common stock of ProUroCare outstanding immediately prior to the Merger and held by ProUroCare shareholders were cancelled, with one share of ProUroCare common stock issued to the Company. Simultaneously, the former shareholders of ProUroCare common stock received an aggregate of 9,603,003 shares of common stock of the Company, representing approximately 82.1% of the Company's common stock outstanding immediately after the Merger.

      On April 5, 2004, the Company had the first closing on its private placement offering, at which time the Company issued 1,980,000 shares at $2.00 per share, aggregating to gross proceeds of $3.96 million. As of June 30, 2004 the Company issued an additional 85,000 shares at $2.00 per share, aggregating to gross proceeds of $170,000.

      Upon the closing of the Company's private placement and Merger on April 5, 2004, certain exercise-price protections and anti-dilution provisions of warrants issued to guarantors of the Company's bank line of credit became effective. Under the terms of these provisions, holders of warrants to purchase 642,870 shares of the Company's common stock at $2.33 per share became eligible to purchase a total of 1,017,882 shares at $1.67 per share. These warrants were valued using the Black Scholes pricing model. The Company recorded an additional expense of $309,794 for the three and six months ended June 30, 2004.

      Also on April 5, 2004, in connection with the Company's private placement, the Company issued a warrant to purchase 300,000 shares of its common stock at $2.00 per share to a consultant.

      A vendor was issued 38,613 shares of the Company's common stock in May, 2004 as payment for product development work valued at $77,225.

Note 4.  Note Payable

      Concurrent with the merger and as part of the settlement of the Profile dispute, ProUroCare purchased 300,000 shares with respect to which dissenters' rights were exercised, for an aggregate purchase price of $750,000, of which $100,000 was paid on April 5, 2004. The remaining $650,000 is payable in two equal quarterly installments of $325,000 commencing ninety days after April 5, 2004, pursuant to terms of a promissory note issued by the Company. This note is collateralized by all of the assets of ProUroCare and bears interest at a rate of 6.5% per annum.

Note 5.  Legal Proceeding

      On April 2, 2004, Todd Leonard, the former President and Chief Operating Officer of ProUroCare Inc., the Company's wholly owned subsidiary as of the date of this report, commenced a lawsuit in Minnesota district court asserting certain claims against ProUroCare Inc. and the Company that relate to Mr. Leonard's separation of employment with ProUroCare Inc prior to the Merger. Mr. Leonard's complaint seeks approximately $228,000 in monetary damages, injunctive relief, punitive damages and fines under Minnesota law and payment of litigation costs and attorneys' fees. The Company disputes Mr. Leonard's claims. The Company does not believe that this litigation, even if finally determined against it, would have a materially adverse effect on the Company or its business.

Note 6.  Subsequent Events

      Research and Development Agreement. In July of 2004, the Company entered into a Research and Development Agreement with Artann Laboratories ("Artann") for ongoing research and development services related to the technologies and products for the urology market including services related to the development of the Sensor Guided DRE, and other mutually agreed upon technologies. The scope of the Agreement includes finalizing the design and development of a prototype system with certain specified capabilities. Under terms of the Research and Development Agreement, Artann is to be paid a total of $250,000 over three years, based on the achievement of predefined development milestones. In addition, the Company is obligated to issue five-year warrants having an exercise price of $2.00 per share for up to 500,000 shares of its common stock. The warrants vest over the three-year term of the Research and Development Agreement upon certain milestone events described therein. Upon the execution and delivery of the Research and Development Agreement, the Company issued three-year warrants for 100,000 shares and having an exercise price of $2.00 per share. The warrants will be valued using the Black Scholes pricing model and will be expensed at the time of issuance as research and development expense. All new technology developed under this Agreement will be assigned to the Company.

      Development Agreement. In July of 2004, the Company entered into a Development Agreement with Artann Laboratories and Armen Sarvazyan for ongoing development pertaining specifically to the Sensor Guided DRE(TM) as contemplated by the above described Research and Development Agreement. The scope of the Agreement includes finalizing the design and development of a prototype system with certain specified capabilities. The Agreement became effective July 15, 2004, has a term of five months, and requires payments totaling $180,000 to be paid based on the achievement of predefined milestones.

      Private Placement of the Company's Common Stock. As noted above, the Company commenced a private placement of common stock in the first quarter of 2004. The initial closing occurred on April 5, 2004, at which time the Company issued 1,980,000 shares at $2.00 per share, aggregating to gross proceeds of $3.96 million. As of June 30, 2004 the Company issued an additional 85,000 shares with additional gross proceeds of $170,000. Subsequent to June 30, the Company issued 140,000 shares, receiving gross proceeds of $280,000, and has now closed the private placement. Expenses related to these additional shares issued are estimated to be $25,000, including payments to a consultant under terms of a consulting agreement dated April 5, 2004.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Nevada law permits a company to indemnify its directors and officers, except for any act of dishonesty. The Company has provided in its bylaws for the indemnification of officers and directors to the fullest extent possible under Nevada law against expenses (including attorney's fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of ours. In addition, the Company has the power, to the maximum extent and in the manner permitted by Nevada Revised Statutes, to indemnify each of our employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of ProUroCare Medical Inc.

         The Company's articles of incorporation limit or eliminate the personal liability of its officers and directors for damages resulting from breaches of their fiduciary duty for acts or omissions except for damages resulting from acts or omissions which involve intentional misconduct, fraud, a knowing violation of law, or the inappropriate payment of dividends in violation of Nevada Revised Statutes.

         Insofar as indemnification for liabilities arising under the Securities Act business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The registrant estimates that expenses payable by the registrant is connection with the offering described in this registration statement will be as follows:

         SEC registration fee ............................     $    5,000
         Legal fees and expenses .........................         25,000
         Accounting fees and expenses ....................         15,000
         Printing and engraving expenses..................          5,000
         Miscellaneous ...................................          5,000
                                                               ----------
         Total ...........................................     $  55,000
                                                               ==========


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         On February 16, 2004 Raymond John Demman was appointed as Chief Executive Officer, Chief Financial Officer, and director of the Company. Also on that date, the board of directors authorized the issuance of 500,000 shares of the Company's common stock to Mr. Demman in exchange for $5,000, in a private placement exempt from the registration requirements of the Securities Act under
Section 4(2) of the Securities Act.

         On March 5, 2004 the Company redeemed 1,053,000 shares of common stock held by the Company's previous officers and directors for no consideration.

         On March 26, 2004 the Company issued 650,000 shares of common stock to two consultants pursuant to consulting agreements. The value of these services (approximately $102,000) was expensed in the first quarter of 2004. The securities were in a private placement exempt from the registration requirements of the Securities Act under Section 4(2) of the Securities Act.

         In connection with the Merger, the Company engaged in a private-placement offering of common stock pursuant to an exemption from the registration requirements of the Securities Act (the "Private Placement"). In the Private Placement, the Company offered a minimum of 1,500,000 and a maximum of 3,000,000 shares (including an available overallotment) of common stock pursuant to Rule 506 promulgated under the Securities Act and under Section 4(2) of the Securities Act. Shares of common stock issued and issuable in the Private Placement were not registered under the Securities Act, and may not be offered or sold in the United States absent registration or the availability of an applicable exemption therefrom. The initial closing of the Private Placement occurred on April 5, 2004 (the same day as the closing of the Merger), at which time the Company had received and accepted subscriptions for 1,980,000 shares at $2.00 per share, aggregating to gross proceeds of $3.96 million. Since the date of the initial closing, the Company has received and accepted subscriptions for an additional 220,000 shares of common stock at $2.00 per share. As of the date of the filing of the registration statement of which this prospectus is a part, the Private Placement has ended. In total, the Company has issued and sold 2,205,000 shares of common stock, raising an aggregate of $4.41 million in gross proceeds.


ITEM 27.   EXHIBITS

         The  following   exhibits  are  filed  as  part  of  this  registration
statement:

   EXHIBIT NO. DESCRIPTION

       2.1 Agreement of Merger and Reorganization by and among Global Internet Communications, Inc., GIC Acquisition Co., and ProUroCare Inc. dated April 5, 2004 (incorporated by reference to
               Exhibit 2.1 to Current Report on Form 8-K filed April 20, 2004).

       2.2 Articles of Merger relating to the merger of GIC Acquisition Co., then a wholly owned subsidiary of the registrant with and into ProUroCare Inc., as filed with the Minnesota Secretary of State on April 5, 2004 (incorporated by reference to Exhibit 2.2 to Current Report on Form 8-K filed April 20, 2004).

       3.1 Articles of Incorporation of ProUroCare Medical Inc. (filed herewith).

       3.2     Bylaws of ProUroCare Medical Inc. (filed herewith).

       4.1 Warrant to purchase common stock of ProUroCare Inc., and assumed by ProUroCare Medical Inc. pursuant to the Agreement of Merger and Reorganization referenced in Exhibit 2.1, issued in favor of Cordova Ventures, Inc. on April 19, 2002 (filed herewith).

       4.2 Warrant to purchase 300,000 shares of common stock of ProUroCare Medical Inc., issued in favor of BINA Enterprises on April 5, 2004 (filed herewith).

       4.3 Warrant to purchase 90,000 shares of common stock of ProUroCare Medical Inc., issued in favor of Artann Laboratories, Inc. on July 19, 2004 (filed herewith).

       4.4 Warrant to purchase 10,000 shares of common stock of ProUroCare Medical Inc., issued in favor of Vladimir Drits on July 19, 2004 (filed herewith).

       4.5 Form of warrants issued to ProUroCare Inc. guarantors of lines of credit, issued between March 1 and December 22, 2003 (filed herewith).

       5.1     Opinion of Maslon Edelman Borman & Brand, LLP.

       10.1 License Agreement with Profile, L.L.C, dated January 14, 2002, as amended on March 22, 2002 (incorporated by reference to Exhibit
               10.1 to Current Report on Form 8-K filed April 20, 2004).

       10.2    Research  and  Development  Agreement  by  and  among  ProUroCare
               Medical Inc., Artann Laboratories, Inc. and Armen Sarvazyan, dated July 15, 2004 (incorporated by reference to Exhibit 10.1 to Quarterly Report on Form 10-QSB filed August 3, 2004).

       10.3    Development  Agreement  by and  among  ProUroCare  Medical  Inc.,
               Artann Laboratories, Inc. and Armen Sarvazyan, dated July 15, 2004 (incorporated by reference to Exhibit 10.2 to Quarterly Report on Form 10-QSB filed August 3, 2004).

       10.4 Letter of Understanding by and between Profile LLC and ProUroCare Inc., dated March 23, 2004 (filed herewith).

       10.5    Employment  Agreement by and between  ProUroCare Inc. and Maurice
               R. Taylor, II, dated January 1, 2002 (filed herewith).

       10.6    Employment  Agreement by and between  ProUroCare Inc. and Michael
               P. Grossman dated February 1, 2004 (filed herewith).

       10.7    ProUroCare Medical Inc. 2002 Stock Option Plan (filed herewith).

       10.8    ProUroCare Medical Inc. 2004 Stock Option Plan (filed herewith).

       10.9    Employment  Agreement by and between  ProUroCare Inc. and Richard
               B. Thon, dated July 21, 2004 (filed herewith).

       16.1    Letter  of  Manning  Elliott   regarding   change  in  certifying
               accountant (incorporated by reference to Exhibit 16.1 to Current Report on Form 8-K/A filed on April 26, 2004).

       21.1    List of Subsidiaries of ProUroCare Medical Inc. (filed herewith).

       23.1    Consent of Virchow, Krause & Company, LLP (filed herewith).

       23.2    Consent of Manning Elliott (filed herewith).

       23.3 Consent of Maslon Edelman Borman & Brand, LLP (included as part of Exhibit 5.1).

       24.1    Power of Attorney (included on signature page hereof).


ITEM 28.  UNDERTAKINGS

         (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (b) The registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

                  (4) that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee-benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on August 3, 2004.


                                      PROUROCARE MEDICAL, INC.


                                      By: /s/ Michael P. Grossman
                                        ----------------------------------------
                                        Michael P. Grossman
                                        President and Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature to this registration statement appears below hereby constitutes and appoints Michael P. Grossman and Richard Thon as his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his or her behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments to this registration statement and any and all instruments or documents filed as part of or in connection with this registration statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed as of the 3rd day of August, 2004, by the following persons in the capacities indicated.

Name                                  Title

         /s/ Michael P. Grossman      President and Chief Executive Officer
-----------------------------------   (Principal Executive Officer)
         Michael P. Grossman

         /s/ Richard Thon             Chief Financial Officer
-----------------------------------   (Principal Financial and Accounting
         Richard Thon                  Officer)

         /s/ Maurice R. Taylor, II    Director
-----------------------------------
         Maurice R. Taylor, II

         /s/ David Koenig             Director and Secretary
-----------------------------------
         David Koenig

         /s/ Alex Nazarenko           Director
-----------------------------------
         Alex Nazarenko

                                  EXHIBIT INDEX

         For  documents   filed  with  this   registration   statement   through
incorporation by reference, please refer to Part II, Item 27.

EXHIBIT NO.         DESCRIPTION
-----------         -----------------------------------------

     3.1            Articles of  Incorporation  of ProUroCare
                    Medical Inc.

     3.2            Bylaws of ProUroCare Medical Inc.

     4.1 Form of warrant to purchase common stock of ProUroCare Inc., and assumed by ProUroCare Medical Inc. pursuant to the Agreement of Merger and Reorganization referenced in Exhibit 2.1.

     4.2 Warrant to purchase 300,000 shares of common stock of ProUroCare Medical Inc., issued in favor of BINA Enterprises on April 5, 2004.

     4.3 Warrant to purchase 90,000 shares of common stock of ProUroCare Medical Inc., issued in favor of Artann Laboratories, Inc. on July 19, 2004.

     4.4 Warrant to purchase 10,000 shares of common stock of ProUroCare Medical Inc., issued in favor of Vladimir Drits on July 19, 2004.

     4.5            Form of warrants issued to ProUroCare Inc.
                    guarantors of lines of credit, issued between March 1 and December 22, 2003.

     5.1            Opinion of Maslon Edelman Borman & Brand, LLP.

     10.4 Letter of Understanding by and between Profile LLC and ProUroCare Inc., dated
                    March 23, 2004.

     10.5           Employment   Agreement  by  and  between
                    ProUroCare  Inc.  and Maurice R. Taylor,
                    II, dated January 1, 2002.

     10.6           Employment   Agreement  by  and  between
                    ProUroCare Inc. and Michael P. Grossman dated February 1, 2004.

     10.7           ProUroCare Medical Inc. 2002 Stock Option Plan.

     10.8           ProUroCare Medical Inc. 2004 Stock Option Plan.

     10.9           Employment Agreement by and between ProUroCare Inc.
                    and Richard B. Thon, dated July 21, 2004.

     21.1           List of Subsidiaries of ProUroCare Medical Inc.

     23.1           Consent of Virchow, Krause & Company, LLP.

     23.2           Consent of Manning Elliott.